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Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-224541

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)

Depositary Shares of The Allstate Corporation (each representing a 1/1000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series H)	$1,150,000,000	$139,380

Fixed Rate Noncumulative Perpetual Preferred Stock, Series H	(3)	(3)

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933 as amended.

(2)
A registration fee of $181,800 is due for this offering. The "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in Registration Statement No. 333-224541 on Form S-3ASR.

(3)
No separate consideration will be payable in respect of shares of Fixed Rate Noncumulative Perpetual Preferred Stock, Series H, which are issued in connection with this offering.

Prospectus Supplement to Prospectus Dated April 30, 2018

The Allstate Corporation

46,000,000 Depositary Shares
Each representing a 1/1,000th Interest in a Share of Fixed Rate
Noncumulative Perpetual Preferred Stock, Series H

           Each of the 46,000,000 depositary shares offered hereby (the "Depositary Shares") represents a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series H, $1.00 par value per share, with a liquidation preference of $25,000 per share (equivalent to $25 per Depositary Share) (the "Preferred Stock"), of The Allstate Corporation, deposited with Equiniti Trust Company, as depositary (the "Depositary"). The Depositary Shares are evidenced by depositary receipts. As a holder of Depositary Shares, you are entitled to all proportional rights and preferences of the Preferred Stock, including dividend, voting, redemption and liquidation rights. You must exercise these rights through the Depositary.

           We will pay dividends on the Preferred Stock on a noncumulative basis only when, as and if declared by our board of directors (or a duly authorized committee of the board) and to the extent that we have legally available funds to pay dividends. Dividends will accrue from August 8, 2019 on the liquidation amount of $25,000 per share of the Preferred Stock and be payable in arrears at an annual rate equal to 5.10% on January 15, April 15, July 15 and October 15 of each year, commencing October 15, 2019. Dividends on the Preferred Stock are not cumulative. Accordingly, in the event dividends are not declared on the Preferred Stock for payment on any dividend payment date, then those dividends will cease to accrue and cease to be payable. If we have not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends accrued for that dividend period, whether or not dividends on the Preferred Stock are declared for any future dividend period.

           We may, at our option, redeem the shares of Preferred Stock (i) in whole but not in part at any time prior to October 15, 2024, within 90 days after the occurrence of a "rating agency event" at a redemption price equal to $25,500 per share (equivalent to $25.50 per Depositary Share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date, or (ii) (a) in whole but not in part at any time prior to October 15, 2024, within 90 days after the occurrence of a "regulatory capital event," or (b) in whole or in part, from time to time, on any dividend payment date on or after October 15, 2024, in each case, at a redemption price equal to $25,000 per share (equivalent to $25 per Depositary Share), plus, in each case, any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date. If we redeem the Preferred Stock, the Depositary will redeem a proportionate number of Depositary Shares. Neither you, as a holder of Depositary Shares, nor the Depositary will have the right to require the redemption or repurchase of the Preferred Stock or the Depositary Shares.

           The Preferred Stock will not have any voting rights except as described in this prospectus supplement.

           Investing in the Depositary Shares and the underlying Preferred Stock involves risks. See a discussion of certain risks in the "Risk Factors" section beginning on page S-10 of this prospectus supplement and the periodic reports we file with the Securities and Exchange Commission that should be carefully considered before investing in the Depositary Shares and the underlying Preferred Stock.

           Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total

Public offering price(1)	$25.0000	$1,150,000,000

Underwriting discount(2)	$0.5715	$26,287,812

Proceeds, before expenses, to The Allstate Corporation(1)	$24.4285	$1,123,712,188

(1)
The public offering price set forth above does not include accrued dividends, if any, that may be declared. Dividends, if declared, will accrue from August 8, 2019.

(2)
Reflects 27,512,208 Depositary Shares sold to retail investors, for which the underwriters will receive an underwriting discount of $0.7875 per Depositary Share, and 18,487,792 Depositary Shares sold to institutional investors, for which the underwriters will receive an underwriting discount of $0.2500 per Depositary Share.

           Application will be made to list the Depositary Shares on the New York Stock Exchange under the symbol "ALL PR H". If the application is approved, trading of the Depositary Shares on the New York Stock Exchange is expected to commence within 30 days after the initial delivery of the Depositary Shares.

           The underwriters expect to deliver the Depositary Shares through the facilities of The Depository Trust Company ("DTC") for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV, against payment in New York, New York on or about August 8, 2019.

Joint Book-Runners

BofA Merrill Lynch	Morgan Stanley	UBS Investment Bank	Wells Fargo Securities	J.P. Morgan

Co-Managers

Barclays	Citigroup	Goldman Sachs & Co. LLC	Raymond James	US Bancorp

Prospectus Supplement dated August 1, 2019

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which contains more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents identified under the headings "Where You Can Find More Information" and "The Allstate Corporation Filings" in this prospectus supplement and the accompanying prospectus.

        If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

        References to "we," "us" and "our" in this prospectus supplement are references to The Allstate Corporation, and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and any related free writing prospectus issued or authorized by us. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and the accompanying prospectus, in the documents referred to in this prospectus supplement and the accompanying prospectus and which are made available to the public and in any related free writing prospectus issued or authorized by us. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

        We are not, and the underwriters are not, making an offer to sell the Depositary Shares or the underlying Preferred Stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus issued or authorized by us is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those respective dates. Neither this prospectus supplement, the accompanying prospectus nor any related free writing prospectus issued or authorized by us constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the Depositary Shares or the underlying Preferred Stock and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and may not contain all of the information that is important to you. We encourage you to read this prospectus supplement and the accompanying prospectus, together with the documents identified under the headings "Where You Can Find More Information" and "The Allstate Corporation Filings" in this prospectus supplement and the accompanying prospectus, in their entirety. You should pay special attention to the "Risk Factors" section of this prospectus supplement and the "Risk Factors" section in our Annual Report on Form 10-K for the year ended December 31, 2018.

 The Allstate Corporation

        The Allstate Corporation is a holding company that conducts its business principally through Allstate Insurance Company ("AIC"), Allstate Life Insurance Company and other subsidiaries (collectively, including The Allstate Corporation, "Allstate"). Allstate is primarily engaged in the property and casualty insurance business and the sale of life and accident and health insurance products in the United States and Canada. Allstate is one of the largest publicly held personal lines insurers in the United States and the 3rd largest personal property and casualty insurer in the United States on the basis of 2017 statutory direct premiums written according to A.M. Best. In addition, according to A.M. Best, it is the nation's 20th largest issuer of life insurance business on the basis of 2017 ordinary life insurance in force and 38th largest on the basis of 2017 statutory admitted assets.

        Our seven reportable segments include:

Allstate Protection(1)	Includes the Allstate®, Encompass® and Esurance® brands and Answer Financial. Offers private passenger auto, homeowners, other personal lines and commercial insurance through agencies and direct, including contact centers and the internet.
Service Businesses
Includes SquareTrade®, AritySM, InfoArmor®, Allstate Roadside Services® and Allstate Dealer Services®, which offer a broad range of products and services that expand and enhance our customer value propositions. InfoArmor is included in Service Businesses since its acquisition on October 5, 2018.
Allstate Life	Offers traditional, interest-sensitive and variable life insurance products through Allstate exclusive agencies and exclusive financial specialists.
Allstate Benefits
Offers voluntary benefits products, including life, accident, critical illness, short-term disability and other health insurance products sold through workplace enrolling independent agents and Allstate exclusive agencies.
Allstate Annuities	Consists of deferred fixed annuities and immediate fixed annuities (including standard and sub-standard structured settlements) in run-off.
Discontinued Lines and Coverages(1)	Relates to property and casualty insurance policies written during the 1960's through the mid-1980's with exposure to asbestos, environmental and other claims in run-off.
Corporate and Other	Includes holding company activities and certain non-insurance operations.

(1)
Allstate Protection and Discontinued Lines and Coverages segments comprise Property-Liability.

        The Allstate Corporation was incorporated in Delaware on November 5, 1992. Our executive offices are located at 2775 Sanders Road, Northbrook, Illinois, 60062-6127. Our telephone number is (847) 402-5000.

        As a holding company with no significant business operations of our own, we rely on dividends from AIC as one of the principal sources of cash to pay dividends and to meet our obligations, including the payment of principal and interest on debt or to fund non-insurance-related businesses. AIC is regulated as an insurance company in Illinois. The payment of dividends by AIC is limited by Illinois insurance law to formula amounts based on statutory net income and statutory surplus, as well as the timing and amount of dividends paid in the preceding twelve months.

        The laws of other jurisdictions that generally govern our insurance subsidiaries contain similar limitations on the payment of dividends. However, such laws in some jurisdictions may be more restrictive.

The Offering

Issuer	The Allstate Corporation.
Securities Offered

46,000,000 depositary shares (the "Depositary Shares"), each representing a 1/1,000th interest in shares of our Fixed Rate Noncumulative Perpetual Preferred Stock, Series H, $1.00 par value per share, with a liquidation preference of $25,000 per share (equivalent to $25 per Depositary Share) (the "Preferred Stock"). Each holder of a Depositary Share will be entitled, through the Depositary, in proportion to the applicable fraction of a share of the Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Further Issuances

We may from time to time elect to issue additional depositary shares representing shares of the Preferred Stock, and all the additional shares would be deemed to form a single series with the Depositary Shares representing shares of Preferred Stock offered by this prospectus supplement.

Dividend Payment Dates

Each January 15, April 15, July 15 and October 15, commencing October 15, 2019, subject to adjustment in the case of any such date that falls on a day that is not a business day as described under "Description of the Preferred Stock—Dividends."

Dividends

Dividends on the Preferred Stock, only when, as and if declared by our board of directors (or a duly authorized committee of the board), will accrue on the liquidation amount of $25,000 per share of the Preferred Stock (the "liquidation amount") and be payable on each dividend payment date at an annual rate equal to 5.10%.

Any such dividends will be distributed to the holders of the Depositary Shares in the manner described under "Description of the Preferred Stock—Dividends" below.

Dividends on shares of the Preferred Stock will not be cumulative and will not be mandatory. If for any reason our board of directors (or a duly authorized committee of the board) does not declare a dividend on the Preferred Stock in respect of a dividend period (as defined below), then no dividend will be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or accumulate, and we will have no obligation to pay any dividend for that dividend period, whether or not dividends on the Preferred Stock are declared for any future dividend period.

"Dividend period" means each period from, and including, a dividend payment date (except that the initial dividend period will commence on the original issue date of the Preferred Stock) and continuing to, but excluding, the next succeeding dividend payment date. Dividends will be computed on the basis of a 360-day year consisting of twelve 30-day months.

During any dividend period while the Preferred Stock is outstanding, unless the full dividends for the preceding dividend period on all outstanding shares of Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside and any declared but unpaid dividends for any prior period have been paid:

(i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any of our common stock or any other class or series of our stock that ranks junior to the Preferred Stock as to the distribution of assets on our liquidation, dissolution or winding-up ("junior stock") (other than (1) a dividend payable solely in junior stock or (2) any dividend in connection with the implementation of a shareholders' rights plan or the redemption or repurchase of any rights under such plan);

(ii) no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (1) as a result of a reclassification of junior stock for or into other junior stock, (2) the exchange or conversion of one share of junior stock for or into another share of junior stock, (3) purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (4) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged and (5) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us; and

(iii) no shares of stock designated as ranking on a parity with the Preferred Stock, including our Fixed Rate Noncumulative Perpetual Preferred Stock, Series A, our Fixed Rate Noncumulative Perpetual Preferred Stock, Series D, our Fixed Rate Noncumulative Perpetual Preferred Stock, Series E, our Fixed Rate Noncumulative Perpetual Preferred Stock, Series F, and our Fixed Rate Noncumulative Perpetual Preferred Stock, Series G (collectively, our "Outstanding Preferred Stock"), as to payments of dividends and the distribution of assets on our liquidation, dissolution or winding-up ("dividend parity stock") shall be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such dividend parity stock (other than the exchange or conversion of such dividend parity stock for or into shares of junior stock).

When dividends are not paid in full upon the shares of the Preferred Stock and any dividend parity stock (except, (i) with respect to our Outstanding Preferred Stock, as a result of the restrictions on declaration and payment of dividends contained in the applicable certificate of designations for such Outstanding Preferred Stock ("Dividend Declaration and Payment Restrictions"), or (ii) with respect to any future dividend parity stock that contains Dividend Declaration and Payment Restrictions, as a result of such Dividend Declaration and Payment Restrictions), all dividends declared upon shares of the Preferred Stock and any dividend parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period, and any prior dividend periods for which dividends were declared but not paid, per share on the Preferred Stock, and accrued dividends, including any accumulations, on any dividend parity stock, bear to each other.

We may pay dividends on the Preferred Stock, which does not include Dividend Declaration and Payment Restrictions, for periods during which we may not be able to pay dividends on our Outstanding Preferred Stock as a result of Dividend Declaration and Payment Restrictions in such Outstanding Preferred Stock.

Redemption

The Preferred Stock is perpetual and has no maturity date. We may, at our option, redeem the shares of Preferred Stock (i) in whole but not in part at any time prior to October 15, 2024 within 90 days after the occurrence of a "rating agency event" at a redemption price equal to $25,500 per share (equivalent to $25.50 per Depositary Share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date, or (ii) (a) in whole but not in part at any time prior to October 15, 2024, within 90 days after the occurrence of a "regulatory capital event," or (b) in whole or in part, from time to time, on any dividend payment date on or after October 15, 2024, in each case, at a redemption price equal to $25,000 per share (equivalent to $25 per Depositary Share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date.

If we become subject to capital regulation and the Preferred Stock is included in our regulatory capital, the redemption of the Preferred Stock may be subject to our receipt of any required prior approval from a capital regulator of ours and to the satisfaction of any conditions set forth in applicable capital rules and any other regulations of such capital regulator.

The Preferred Stock will not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Preferred Stock. For more information and the definitions of rating agency event and regulatory capital event, see "Description of the Preferred Stock—Redemption."

Liquidation Rights

In the event we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of shares of the Preferred Stock will be entitled to receive an amount per share equal to the liquidation amount of $25,000 per share (equivalent to $25 per Depositary Share), plus any dividends that have been declared but not paid prior to the date of payment of distributions to shareholders, without regard to any undeclared dividends. Distributions will be made only to the extent of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities, pro rata as to any other class or series of our stock that ranks equally with the Preferred Stock, including our Outstanding Preferred Stock, as to the distribution of assets on our liquidation, dissolution or winding-up and before any distribution of assets is made to holders of our common stock or any of our junior stock.

Voting Rights

Holders of Preferred Stock will have no voting rights, except with respect to certain changes in the terms of the Preferred Stock, in the case of certain dividend non-payments, certain other fundamental corporate events, mergers or consolidations and as otherwise required by applicable law. See "Description of the Preferred Stock—Voting Rights." Holders of Depositary Shares must act through the Depositary to exercise any voting rights, see "Description of the Depositary Shares—Voting of the Preferred Stock."

Ranking

The shares of Preferred Stock will rank senior to our common stock and all other junior stock and senior to or on a parity with each other series of our preferred stock we have issued or may issue (except for any senior series that may be issued upon the requisite vote or consent of the holders of at least a two-thirds of the shares of the Preferred Stock at the time outstanding and entitled to vote and the requisite vote or consent of all other series of preferred stock (stock of each such series, "senior stock")), with respect to the payment of dividends and distributions of assets upon our liquidation, dissolution or winding-up. We currently have no senior stock outstanding.

We will generally be able to pay dividends and distributions upon any liquidation, dissolution or winding-up only out of funds legally available for such payment (i.e., after taking account of all indebtedness and other non-equity claims) and pro rata as to the Preferred Stock and any dividend parity stock. The only dividend parity stock currently outstanding is our Outstanding Preferred Stock.

Preferred stock that we may choose to issue in the future may or may not include Dividend Declaration and Payment Restrictions. To the extent that any preferred stock that we may choose to issue in the future does include Dividend Declaration and Payment Restrictions, but otherwise ranks pari passu with the Preferred Stock, such preferred stock will be treated as dividend parity stock and not as senior stock.

Maturity

The Preferred Stock does not have any maturity date, and we are not required to redeem the Preferred Stock. Accordingly, the Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it. The holders of the Preferred Stock will not have the right to require the redemption or repurchase of the Preferred Stock.

Preemptive and Conversion Rights	None.

Listing

We intend to apply for listing of the Depositary Shares on the New York Stock Exchange under the symbol "ALL PR H." If approved for listing, we expect trading of the Depositary Shares on the New York Stock Exchange to commence within 30 days after the initial delivery of the Depositary Shares. We do not expect that there will be any separate trading market for the shares of the Preferred Stock except as represented by the Depositary Shares.

Tax consequences

If you are a noncorporate United States holder, dividends paid to you will qualify for taxation at preferential rates if you meet certain holding period and other applicable requirements. If you are a corporate United States holder, dividends received by you will be eligible for the dividends-received deduction if you meet certain holding period and other applicable requirements. If you are a non-U.S. holder, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. For further discussion of the tax consequences relating to the Depositary Shares and the underlying Preferred Stock, see "Certain Material United States Federal Income Tax Considerations."

Use of Proceeds	We expect to receive net proceeds, after deducting the underwriting discount and other offering expenses payable by us, of approximately $1,121,412,188.
We intend to use the net proceeds from this offering of Depositary Shares for general corporate purposes, including the potential redemption or repurchase of certain of our preferred stock.
Form of the Depositary Shares

The Depositary Shares will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that you will not receive a certificate for your Depositary Shares except under limited circumstances described herein. See "Legal Ownership and Book-Entry Issuance."

Transfer Agent, Registrar & Dividend Disbursement Agent	Equiniti Trust Company
Depositary	Equiniti Trust Company
Risk Factors

See "Risk Factors" beginning on page S-10 of this prospectus supplement and the periodic reports we file with the Securities and Exchange Commission to read about important factors you should consider before investing in the Depositary Shares and the underlying Preferred Stock.

RISK FACTORS

        Your investment in the Depositary Shares and the underlying Preferred Stock will involve certain risks described below. In consultation with your own financial and legal advisors, you should carefully consider the information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and pay special attention to the following discussion of risks relating to the Depositary Shares and the underlying Preferred Stock before deciding whether an investment in the Depositary Shares is suitable for you. In addition to the risk factors relating to the Depositary Shares and the underlying Preferred Stock set forth below, we also specifically incorporate by reference into this prospectus supplement the section captioned "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018. The Depositary Shares will not be an appropriate investment for you if you are not knowledgeable about significant features of the Depositary Shares and the underlying Preferred Stock or financial matters in general. You should not purchase the Depositary Shares unless you understand, and know that you can bear, these investment risks.

The Depositary Shares are fractional interests in the shares of the Preferred Stock.

        We are issuing fractional interests in shares of the Preferred Stock in the form of Depositary Shares. Accordingly, the Depositary will rely on the payments it receives on the Preferred Stock to fund all payments on the Depositary Shares. You should carefully review the information in the accompanying prospectus and in this prospectus supplement regarding both of these securities.

We may not have sufficient cash to enable us to pay dividends on the Preferred Stock.

        We may not have sufficient cash available each quarter to pay dividends. The amount of dividends we can pay on the Preferred Stock depends upon the amount of cash we generate from our operations, which may fluctuate based on, among other things:

  •
  the level of our operating costs and estimated losses due to catastrophes and other events;

  •
  the ability of state insurance regulatory authorities to limit the payment of dividends to us from our insurance subsidiaries;

  •
  prevailing global and regional economic and political conditions;

  •
  the effect of governmental regulations;

  •
  changes in the basis of taxation of our activities in various jurisdictions;

  •
  our ability to raise additional equity to satisfy our capital needs;

  •
  restrictions under our credit facilities or any debt, including existing restrictions under our debt agreements that, upon the occurrence of certain events that constitute or would constitute events of default, prevent us from declaring or paying dividends, redeeming shares of our capital stock or making liquidation payments; and

  •
  the amount of any cash reserves established by our board of directors.

        The amount of cash we generate from our operations may differ materially from our net income or loss for the period, which will be affected by non-cash items. As a result of these and the other factors mentioned above, we may pay dividends during certain periods when we record losses and may not pay dividends during periods when we record net income.

Dividends on the Preferred Stock will be discretionary and noncumulative.

        Dividends on the Preferred Stock will be discretionary and noncumulative. Consequently, if our board of directors (or any duly authorized committee of the board) does not authorize and declare a dividend on Preferred Stock for any dividend period, holders of the Preferred Stock will not be entitled to receive any dividend for that dividend period, and the unpaid dividend will cease to accrue and cease to be payable.

The Preferred Stock may be junior in rights and preferences to future preferred stock.

        The Preferred Stock may be junior to preferred stock we issue in the future that by its terms is expressly senior to the Preferred Stock, upon the vote or consent of the holders of at least two-thirds of the shares of the Preferred Stock at the time outstanding and entitled to vote and the requisite vote or consent of all other classes or series of our stock that ranks equally with the Preferred Stock, including our Outstanding Preferred Stock, as to the distribution of assets upon our liquidation, dissolution or winding-up and/or the payment of dividends. The terms of any future preferred stock expressly senior to the Preferred Stock may restrict dividend payments on the Preferred Stock. In this case, unless full dividends for all outstanding preferred stock senior to the Preferred Stock have been declared and paid or set aside for payment, no dividends will be declared or paid and no distribution will be made on any shares of the Preferred Stock, and no shares of the Preferred Stock will be permitted to be repurchased, redeemed or otherwise acquired by us, directly or indirectly, for consideration. This could result in dividends on the Preferred Stock not being paid to you.

The Preferred Stock will be an equity security and will be subordinate to our existing and future indebtedness.

        The shares of Preferred Stock will be equity interests in The Allstate Corporation and will not constitute indebtedness. This means that the Preferred Stock will rank junior to all existing and future indebtedness and other non-equity claims on us with respect to assets available to satisfy claims on us, including claims in the event of our liquidation. As of June 30, 2019, our indebtedness, on a consolidated basis, was approximately $4.89 billion, and we may incur additional indebtedness in the future. Our future indebtedness may restrict payment of dividends on the Preferred Stock.

        Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of the Preferred Stock, (1) dividends will be payable only if declared by our board of directors (or a duly authorized committee of the board); (2) dividends will not accumulate if they are not declared; and (3) as a Delaware corporation, we may make dividend payments and redemption payments only out of funds legally available under Delaware law. Further, the Preferred Stock will place no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to certain restrictions on payments of dividends and redemption or repurchase of our junior stock and dividend parity stock described under "Description of the Preferred Stock—Dividends" and the limited voting rights referred to below under "Description of the Preferred Stock—Voting Rights".

Your economic interests in the underlying Preferred Stock represented by the Depositary Shares could be adversely affected by the issuance of additional preferred shares, including additional shares of Preferred Stock, and by other transactions.

        The issuance of additional preferred shares on parity with or senior to our Preferred Stock would adversely affect the economic interests of the holders of our Preferred Stock and the Depositary Shares, and any issuance of preferred shares senior to our Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on our Preferred Stock in the event of our liquidation, dissolution or winding-up.

Our ability to meet our obligations and declare and pay dividends on the Preferred Stock is dependent upon distributions from our subsidiaries and the Preferred Stock will be effectively subordinated to the obligations of our subsidiaries.

        We are a holding company with no significant operations of our own. Our principal asset is our ownership of our subsidiaries. As such we receive substantially all of our revenue from dividends from our subsidiaries. The ability of our insurance subsidiaries to pay dividends to us in the future will depend on their statutory surplus, earnings and regulatory restrictions. We and our insurance subsidiaries are subject to regulation by some states as an insurance holding company system. This regulation generally provides that transactions among companies within the holding company system must be fair and reasonable. Transfers of assets among affiliated companies, certain dividend payments from insurance subsidiaries and certain material transactions between companies within the system may require prior notice to, or prior approval by, state regulatory authorities. Our insurance subsidiaries are subject to various regulatory restrictions that limit the maximum amount of dividends available to be paid to their parent without prior approval of insurance regulatory authorities. The ability of our insurance subsidiaries to pay dividends to us also is restricted by regulations that set standards of solvency that must be met and maintained, the nature of and limitation on investments, the nature of and limitations on dividends to policyholders and shareholders, the nature and extent of required participation in insurance guaranty funds and the involuntary assumption of hard-to-place or high-risk insurance business, primarily in workers' compensation insurance lines. In addition, competitive pressures generally require the subsidiaries to maintain insurance financial strength ratings. These restrictions and other regulatory requirements affect the ability of the subsidiaries to make dividend payments. The inability of our insurance subsidiaries to pay dividends to us in an amount sufficient to meet our debt service obligations and other cash requirements could harm our ability to meet our obligations and declare and pay dividends on the Preferred Stock.

        Because we are a holding company, our right to participate in any distribution of the assets of our subsidiaries, upon a subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise, and thus our ability to meet our obligations and pay dividends on the Preferred Stock from such distribution, is subject to the prior claims of creditors of any such subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under our contracts or otherwise to make any funds available to us. Accordingly, our obligations and the payments of dividends on the Preferred Stock will be effectively subordinated to all liabilities of our subsidiaries, including obligations to policyholders. As of June 30, 2019, our subsidiaries had total liabilities of $84.5 billion, all of which would effectively rank senior to the Preferred Stock upon our liquidation.

If we are deferring payments on our outstanding subordinated debt securities, we will be prohibited from paying dividends on or redeeming the Preferred Stock.

        The terms of our outstanding subordinated debt securities prohibit us from declaring or paying any dividends or distributions on the Preferred Stock, or redeeming, purchasing, acquiring or making a liquidation payment with respect to the Preferred Stock, at any time when we have deferred interest under such subordinated debt securities.

Other than as a result of Dividend Declaration and Payment Restrictions in our dividend parity stock, if we are not paying full dividends on any outstanding dividend parity stock, we will not be able to pay full dividends on the Preferred Stock.

        When dividends are not paid in full upon the shares of the Preferred Stock and any dividend parity stock (except (i) with respect to our Outstanding Preferred Stock, as a result of Dividend Declaration and Payment Restrictions, or (ii) with respect to any future dividend parity stock that contains Dividend Declaration and Payment Restrictions, as a result of such Dividend Declaration and Payment Restrictions), all dividends declared upon shares of the Preferred Stock and any dividend parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period, and any prior dividend periods for which dividends were declared but not paid, per share on the Preferred Stock, and accrued dividends, including any accumulations, on any dividend parity stock, bear to each other. Therefore, if we are not paying full dividends on any outstanding dividend parity stock, we will not be able to pay full dividends on the Preferred Stock. See "Description of the Preferred Stock—Dividends."

Investors should not expect us to redeem the Preferred Stock on the date it becomes redeemable at our option or on any particular date after it becomes redeemable at our option.

        The Preferred Stock will be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders. The Preferred Stock may be redeemed by us at our option, (i) in whole but not in part at any time prior to October 15, 2024, within 90 days after the occurrence of a "rating agency event" at a redemption price equal to $25,500 per share (equivalent to $25.50 per Depositary Share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date, or (ii) (a) in whole but not in part at any time prior to October 15, 2024, within 90 days after the occurrence of a "regulatory capital event," or (b) in whole or in part, from time to time, on any dividend payment date on or after October 15, 2024, in each case, at a redemption price equal to $25,000 per share (equivalent to $25 per Depositary Share), plus, in each case, any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date. Any decision we may make at any time to propose a redemption of the Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our shareholders' equity and general market conditions at that time.

We may redeem the Preferred Stock at our option on or after October 15, 2024, and before October 15, 2024 in the event of a rating agency event or a regulatory capital event.

        We may redeem the Preferred Stock (i) in whole but not in part at any time prior to October 15, 2024, within 90 days after the occurrence of a "rating agency event" at a redemption price equal to $25,500 per share (equivalent to $25.50 per Depositary Share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date, or (ii) (a) in whole but not in part at any time prior to October 15, 2024, within 90 days after the occurrence of a "regulatory capital event," or (b) in whole or in part, from time to time, on any dividend payment date on or after October 15, 2024, in each case, at a redemption price equal to $25,000 per share (equivalent to $25 per Depositary Share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date. If we redeem the Preferred Stock, the Depositary will redeem a proportionate number of Depositary Shares. If the Preferred Stock is redeemed, the redemption may be a taxable event to you. See "Certain Material United States Federal Income Tax Considerations—United States Holders—Redemption of the Preferred Stock" and "—Non-U.S. Holders—Redemption of the Preferred Stock" in this prospectus supplement.

        Events that would constitute a "rating agency event" or "regulatory capital event" could occur at any time and could result in the Preferred Stock being redeemed earlier than would otherwise be the case. In the event we choose to redeem the Preferred Stock, you may not be able to reinvest the redemption proceeds in a comparable security at an effective dividend rate as high as that on the Preferred Stock.

Holders of the Preferred Stock will have limited voting rights.

        Holders of the Preferred Stock will have no voting rights with respect to matters that generally require the approval of shareholders. Holders of the Preferred Stock will have voting rights only with respect to certain changes in terms of the Preferred Stock, certain dividend non-payments, certain other fundamental corporate events and as otherwise required by applicable law. See "Description of the Preferred Stock—Voting Rights". Holders of the Depositary Shares must act through the Depositary to exercise any voting rights in respect of the Preferred Stock. Although each Depositary Share is entitled to 1/1,000th of a vote, the Depositary can only vote whole shares of Preferred Stock. While the Depositary will vote the maximum number of whole shares of Preferred Stock in accordance with the instructions it receives, any remaining votes of holders of the Depositary Shares will not be voted.

We cannot assure you that an active trading market for the Depositary Shares will ever develop or be maintained.

        The Preferred Stock and the Depositary Shares are new issues with no established trading market. Although we plan to apply to have the Depositary Shares listed on the New York Stock Exchange, there is no guarantee that we will be able to list the Depositary Shares. Even if the Depositary Shares are listed, there may be little or no secondary market for the Depositary Shares. Even if a secondary market for the Depositary Shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. We do not expect that there will be any separate public trading market for the shares of Preferred Stock except as represented by the Depositary Shares.

General market conditions and unpredictable factors could adversely affect market prices for the Depositary Shares.

        There can be no assurance about the market prices for the Depositary Shares. Several factors, many of which are beyond our control, will influence the market prices of the Depositary Shares. Future trading prices of the Depositary Shares will depend on many factors, including:

  •
  whether we declare or fail to declare dividends on the Preferred Stock from time to time;

  •
  our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

  •
  our creditworthiness;

  •
  the financial strength ratings of our insurance subsidiaries;

  •
  the ratings given to our securities by credit rating agencies, including the ratings given to the Preferred Stock;

  •
  prevailing interest rates;

  •
  economic, financial, geopolitical, regulatory or judicial events affecting us or the financial markets generally; and

  •
  the market for similar securities.

        Accordingly, the Depositary Shares may trade at a discount to the price per share paid for such Depositary Shares, whether in this offering or in the secondary market.

A downgrade, suspension or withdrawal of, or change in, the methodology used to determine any rating assigned by a rating agency to us or our securities, including the Preferred Stock, could cause the liquidity or trading price of the Depositary Shares to decline significantly.

        Real or anticipated changes in the credit ratings assigned to the Depositary Shares, the Preferred Stock or our credit ratings generally could affect the trading price of the Depositary Shares. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the Depositary Shares and the Preferred Stock, based on their overall view of our industry. A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal of the ratings assigned to the Depositary Shares and the Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the Depositary Shares to decline significantly.

        The rating agencies that currently or may in the future publish a rating for us, the Depositary Shares or the Preferred Stock may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the Depositary Shares or the Preferred Stock. This may include, for example, changes to the relationship between ratings assigned to an issuer's senior securities and ratings assigned to securities with features similar to the Depositary Shares or Preferred Stock, which is sometimes called "notching". If the rating agencies change their practices for rating these securities in the future, and the ratings of the Depositary Shares or the Preferred Stock are subsequently lowered or "notched" further, the trading price of the Depositary Shares could be negatively affected.

There may be future sales of the Preferred Stock or the Depositary Shares, which may adversely affect the market price of the Depositary Shares.

        Except as described under the heading "Underwriting" below, we are not restricted from issuing additional Preferred Stock or related Depositary Shares or securities similar to the Preferred Stock or the Depositary Shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Preferred Stock or Depositary Shares. Holders of the Preferred Stock or the Depositary Shares have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of the Depositary Shares could decline as a result of sales of shares of Preferred Stock or Depositary Shares made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of the Depositary Shares bear the risk of our future offerings reducing the market price of the Depositary Shares and diluting their related holdings in the Preferred Stock.

Holders of the Depositary Shares may be unable to use the dividends received deduction.

        Distributions paid to corporate U.S. holders of the Depositary Shares out of dividends on the Preferred Stock may be eligible for the dividends received deduction if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Preferred Stock to qualify as dividends for federal income tax purposes. See "Certain Material United States Federal Income Tax Considerations". If any distributions on the Preferred Stock with respect to any fiscal year are not eligible for the dividends received deduction because of insufficient current or accumulated earnings and profits, the market value of the Depositary Shares may decline.

 USE OF PROCEEDS

        We expect to receive net proceeds, after deducting the underwriting discount and other offering expenses payable by us, of approximately $1,121,412,188.

        We intend to use the net proceeds from this offering of Depositary Shares for general corporate purposes, including the potential redemption or repurchase of certain of our preferred stock.

CAPITALIZATION

        The following table sets forth our capitalization as of June 30, 2019 and as adjusted to give effect to this offering of Depositary Shares. The following data should be read in connection with our consolidated financial statements and notes, which are incorporated by reference.

	As of June 30, 2019
	Actual	As Adjusted(1)
	(in millions)
Short-term debt	$—	$—
Long-term debt	6,628	6,628

Total debt	6,628	6,628

Preferred stock and additional capital paid-in
Fixed Rate Noncumulative Perpetual Preferred Stock, Series H	—	1,150
Other preferred stock	1,930	1,930
Common stock and additional capital paid-in	3,486	3,486
Unrealized net capital gains and losses	1,654	1,654
Unrealized foreign currency translation adjustments	(40)	(40)
Unrecognized pension and other postretirement benefit cost	146	146
Retained income	45,803	45,803
Deferred ESOP expense	(3)	(3)
Treasury stock, at cost	(28,500)	(28,500)

Total shareholders' equity	$24,476	$25,626

Total capitalization	$31,104	$32,254

(1)
Does not reflect related issuance costs of approximately $28,587,812 comprising the underwriting discount and other offering expenses payable by us for the offering of the Depositary Shares.

 SELECTED CONSOLIDATED FINANCIAL INFORMATION

        The following table sets forth selected consolidated statements of operations and financial position data for the periods indicated. The financial data for each of the five years in the period ended December 31, 2018 are derived from our audited consolidated financial statements included in our Form 8-K filed on May 16, 2019. The financial data for the six-month periods ended June 30, 2019 and 2018 are derived from our unaudited condensed consolidated financial statements. The following amounts should be read in conjunction with the consolidated financial statements and notes thereto contained in our other filings with the Securities and Exchange Commission (the "SEC") available as described under "Where You Can Find More Information" and "The Allstate Corporation Filings" in this prospectus supplement and the accompanying prospectus.

	As of or for the six months ended June 30,		As of or for the year ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(in millions)
Consolidated statements of operations data:
Insurance premiums and contract charges	$19,037	$17,974	$36,513	$34,678	$33,582	$32,467	$31,086
Other revenue	521	444	939	883	865	863	859
Net investment income	1,590	1,610	3,240	3,401	3,042	3,156	3,459
Realized capital gains and losses	986	(159)	(877)	445	(90)	30	694
Total revenues	22,134	19,869	39,815	39,407	37,399	36,516	36,098
Benefits, claims and other expenses	19,439	17,712	37,193	34,878	34,754	33,108	32,832
Gain (loss) on disposition of operations	3	3	6	20	5	3	(74)
Income tax expense	555	437	468	995	842	1,157	1,022
Net income	2,143	1,723	2,160	3,554	1,808	2,254	2,170
Net income applicable to common shareholders	2,082	1,655	2,012	3,438	1,692	2,138	2,066
Consolidated financial position data:
Investments	$86,491	$83,241	$81,260	$82,803	$81,799	$77,758	$81,113
Total assets	118,374	113,365	112,249	112,422	108,610	104,656	108,479
Reserve for claims and claims expense, life-contingent contract benefits and contractholder funds	58,406	57,724	58,002	58,308	57,749	57,411	57,832
Short-term debt	—	—	—	—	—	—	—
Long-term debt	6,628	6,448	6,451	6,350	6,347	5,124	5,140
Shareholders' equity	24,476	23,122	21,312	22,551	20,569	20,020	22,303
Equity	24,476	23,122	21,312	22,551	20,569	20,020	22,303

 DESCRIPTION OF THE PREFERRED STOCK

        The following is a brief summary of the material terms of the Preferred Stock. The following summary does not purport to be complete in all respects, and is qualified in its entirety by reference to the pertinent sections of our Restated Certificate of Incorporation (filed as an exhibit to a current report on Form 8-K on May 23, 2012), the certificate of designations creating the Preferred Stock (to be included as an exhibit to a current report on Form 8-K to be filed with the SEC) and the applicable provisions of the Delaware General Corporation Law.

General

        Our authorized capital stock includes 25,000,000 shares of preferred stock, par value $1.00 per share, as reflected in our Restated Certificate of Incorporation. Our board of directors is authorized without further shareholder action to cause the issuance of additional shares of preferred stock, including additional shares of the Preferred Stock that would be deemed to form a single series with the Preferred Stock represented by the Depositary Shares offered by this prospectus supplement and the accompanying prospectus. Any additional preferred stock may be issued in one or more series, each with preferences, limitations, designations, conversion or exchange rights, voting rights, dividend rights, redemption provisions, voluntary and involuntary liquidation rights and other rights as our board may determine at the time of issuance.

        The Preferred Stock represents a single series of our authorized preferred stock. We are offering Depositary Shares representing 46,000 shares of the underlying Preferred Stock by this prospectus supplement and the accompanying prospectus. Shares of the Preferred Stock, upon issuance against full payment therefore, will be fully paid and nonassessable.

        The Preferred Stock will not be convertible into, or exchangeable for, shares of our common stock or any other class or series of our other securities and will not be subject to any sinking fund or any other obligation of ours for their repurchase or retirement.

        We reserve the right to re-open this series and issue additional shares of Preferred Stock either through public or private sales, or through an offering of depositary shares, at any time and from time to time. The additional shares of Preferred Stock would be deemed to form a single series with the Preferred Stock underlying the Depositary Shares offered by this prospectus supplement.

Ranking

        With respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding-up, the Preferred Stock will rank:

  •
  senior to our common stock and all other junior stock;

  •
  senior to or on a parity with each other series of our preferred stock we have issued or may issue (except for any senior stock that may be issued upon the requisite vote or consent of the holders of at least a two-thirds majority of the shares of the Preferred Stock at the time outstanding and entitled to vote and the requisite vote or consent of all other series of preferred stock), with respect to the payment of dividends and distributions of assets upon our liquidation, dissolution or winding-up; and

  •
  junior to all existing and future indebtedness and other non-equity claims on us.

        We currently have no senior stock outstanding and five series of dividend parity stock currently outstanding, which we refer to as our "Outstanding Preferred Stock."

        The certificate of designations of each series of Outstanding Preferred Stock prohibits the declaration and payment of dividends on such series of Outstanding Preferred Stock, except out of the net proceeds of common stock issued during the 90 days prior to the date of declaration, if we fail to meet specified capital adequacy, net income or shareholders' equity levels as described in the applicable prospectus supplement related to such series of Outstanding Preferred Stock (the "Dividend Declaration and Payment Restrictions"). To the extent that any preferred stock that we may choose to issue in the future includes Dividend Declaration and Payment Restrictions, but otherwise ranks pari passu with the Preferred Stock, such preferred stock, consistent with our Outstanding Preferred Stock, will be treated as dividend parity stock and not as senior stock.

Dividends

        Holders of the Preferred Stock, in preference to the holders of our common stock and of any other junior stock, will be entitled to receive, only when, as and if declared by our board of directors (or a duly authorized committee of the board), out of funds legally available for payment, noncumulative cash dividends applied to the liquidation amount of $25,000 per share of the Preferred Stock at an annual rate equal to 5.10% on each dividend payment date for each dividend period.

        A "dividend payment date" means each January 15, April 15, July 15 and October 15, commencing on October 15, 2019; provided that if any such date is not a business day, then such date will nevertheless be a dividend payment date but dividends on the Preferred Stock, when, as and if declared, will be paid on the next succeeding business day (without adjustment in the amount of the dividend per share of the Preferred Stock).

        A "business day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed.

        A "dividend period" means each period from, and including, a dividend payment date (except that the initial dividend period will commence on the original issue date of the Preferred Stock) and continuing to, but excluding, the next succeeding dividend payment date. As that term is used in this prospectus supplement, each dividend payment date "relates" to the dividend period most recently ending before such dividend payment date.

        Dividends will be paid to holders of record of the Preferred Stock as they appear on our books on the applicable record date, which will be the 15th calendar day before such dividend payment date, or such other record date fixed for that purpose by our board of directors (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date, in advance of payment of each particular dividend.

        The amount of dividends payable per share of the Preferred Stock will be computed by Equiniti Trust Company as the dividend disbursement agent (as defined below) on the basis of a 360-day year consisting of twelve 30-day months.

        Dividends on shares of the Preferred Stock will not be cumulative and will not be mandatory. If our board of directors (or a duly authorized committee of the board) does not declare a dividend on the Preferred Stock in respect of a dividend period, then no dividend will be deemed to have accrued for such dividend period, be payable on the related dividend payment date, or accumulate, and we will have no obligation to pay any dividend accrued for such dividend period, whether or not our board of directors (or a duly authorized committee of the board) declares a dividend on the Preferred Stock or any other series of our preferred stock or on our common stock for any future dividend period. References to the "accrual" (or similar terms) of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

        During any dividend period while the Preferred Stock is outstanding, unless the full dividends for the preceding dividend period on all outstanding shares of Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside and any declared but unpaid dividends for any prior period have been paid:

  (i)
  no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any junior stock (other than (1) a dividend payable solely in junior stock or (2) any dividend in connection with the implementation of a shareholders' rights plan or the redemption or repurchase of any rights under such plan),

  (ii)
  no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (1) as a result of a reclassification of junior stock for or into other junior stock, (2) the exchange or conversion of one share of junior stock for or into another share of junior stock, (3) purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (4) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged and (5) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us and

  (iii)
  no shares of dividend parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such dividend parity stock (other than the exchange or conversion of such dividend parity stock for or into shares of junior stock).

        When dividends are not paid in full upon the shares of the Preferred Stock and any dividend parity stock (except, (i) with respect to our Outstanding Preferred Stock, as a result of Dividend Declaration and Payment Restrictions, or (ii) with respect to any future dividend parity stock that contains Dividend Declaration and Payment Restrictions, as a result of such Dividend Declaration and Payment Restrictions), all dividends declared upon shares of the Preferred Stock and any dividend parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then current dividend period, and any prior dividend periods for which dividends were declared but not paid, per share on the Preferred Stock, and accrued dividends, including any accumulations, on any dividend parity stock, bear to each other.

        We may pay dividends on the Preferred Stock, which does not include Dividend Declaration and Payment Restrictions, for periods during which we may not be able to pay dividends on our Outstanding Preferred Stock as a result of Dividend Declaration and Payment Restrictions in such Outstanding Preferred Stock.

Redemption

        The Preferred Stock is perpetual and has no maturity date. We may, at our option, redeem the shares of the Preferred Stock (i) in whole but not in part at any time prior to October 15, 2024, within 90 days after the occurrence of a "rating agency event" at a redemption price equal to $25,500 per share (equivalent to $25.50 per Depositary Share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date, or (ii) (a) in whole but not in part at any time prior to October 15, 2024 within 90 days after the occurrence of a "regulatory capital event," or (b) in whole or in part, from time to time, on any dividend payment date on or after October 15, 2024, in each case, at a redemption price equal to $25,000 per share (equivalent to $25 per Depositary Share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date. Dividends will cease to accrue on the shares of the Preferred Stock called for redemption from, and including, the redemption date.

        For the purposes of the preceding paragraph:

        "rating agency event" means that any nationally recognized statistical rating organization as defined in Section 3(a)(62) of the Exchange Act, that then publishes a rating for us (a "rating agency") amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Preferred Stock, which amendment, clarification or change results in:

  •
  the shortening of the length of time the Preferred Stock is assigned a particular level of equity credit by that rating agency as compared to the length of time it would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Preferred Stock; or

  •
  the lowering of the equity credit (including up to a lesser amount) assigned to the Preferred Stock by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Preferred Stock.

        "regulatory capital event" means our good faith determination that, as a result of:

  •
  any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States or any other governmental agency or instrumentality as may then have group-wide oversight of our regulatory capital that is enacted or becomes effective after the initial issuance of the Preferred Stock,

  •
  any proposed amendment to, or change in, those laws, rules or regulations that is announced or becomes effective after the initial issuance of the Preferred Stock, or

  •
  any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations that is announced after the initial issuance of the Preferred Stock, there is more than an insubstantial risk that the liquidation preference per share of the Preferred Stock outstanding from time to time would not qualify as capital (or a substantially similar concept) for purposes of any group capital standard to which we are or will be subject.

        If we become subject to capital regulation and the Preferred Stock is included in our regulatory capital, the redemption of the Preferred Stock and the Depositary Shares may be subject to our receipt of any required prior approval from a capital regulator and to the satisfaction of any conditions set forth in applicable capital rules and any other regulations of such capital regulator.

        If fewer than all of the outstanding shares of the Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of the Preferred Stock in proportion to the number of shares held by those holders or by lot.

        We will mail notice of every redemption of the Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption (provided that if the Preferred Stock is held in book-entry form through The Depository Trust Company ("DTC"), we may give this notice in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of the Preferred Stock designated for redemption will not affect the validity of the redemption of any other shares of Preferred Stock.

        Each notice will state:

  •
  the redemption date;

  •
  the number of shares of the Preferred Stock to be redeemed and, if less than all shares of the Preferred Stock held by the holder are to be redeemed, the number of shares to be redeemed from the holder;

  •
  the redemption price or the manner of its calculation; and

  •
  if Preferred Stock is evidenced by definitive certificates, the place or places where the certificates representing those shares are to be surrendered for payment of the redemption price.

        If notice of redemption of any Preferred Stock has been duly given and if, on or before the redemption date specified in the notice, we have set aside all funds necessary for the redemption in trust for the pro rata benefit of the holders of record of any shares of Preferred Stock so called for redemption, then, notwithstanding that any certificate for any share called for redemption has not been surrendered for cancellation, from and after the redemption date, those shares will no longer be deemed outstanding and all rights of the holders of those shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

        Neither holders of the Preferred Stock nor holders of the Depositary Shares representing the underlying Preferred Stock will have the right to require the redemption or repurchase of the Preferred Stock.

Liquidation Rights

        In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of the Preferred Stock will be entitled to receive an amount per share (the "total liquidation amount") equal to the liquidation amount of $25,000 per share (equivalent to $25 per Depositary Share), plus any dividends that have been declared but not paid prior to the date of payment of distributions to shareholders, without regard to any undeclared dividends. Holders of the Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other junior stock.

        If our assets are not sufficient to pay the total liquidation amount in full to all holders of the Preferred Stock and all holders of any of our stock ranking equally with the Preferred Stock, including our Outstanding Preferred Stock, as to distributions of assets upon our liquidation, dissolution or winding-up, the amounts paid to the holders of the Preferred Stock and to such other stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per Preferred Stock has been paid in full to all holders of the Preferred Stock and such other stock, the holders of our common stock or any other junior stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

        For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

        Except as provided below, the holders of the Preferred Stock will have no voting rights.

  Right to Elect Two Directors Upon Nonpayment

        If and when the dividends on the Preferred Stock and any other class or series of our preferred stock, whether bearing dividends on a noncumulative or cumulative basis but otherwise ranking on a parity with the Preferred Stock, including our Outstanding Preferred Stock, as to payment of dividends and that has voting rights equivalent to those described in this paragraph ("voting parity stock"), have not been declared and paid (i) in the case of the Preferred Stock and voting parity stock bearing noncumulative dividends, in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive); or (ii) in the case of voting parity stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of the Preferred Stock, together with the holders of all other affected classes and series of voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors (the "preferred stock directors") at any annual or special meeting of shareholders at which directors are to be elected or any special meeting of the holders of the Preferred Stock and any voting parity stock for which dividends have not been paid, called as provided below, but only if the election of any preferred stock directors would not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In addition, our board of directors shall at no time have more than two preferred stock directors.

        At any time after this voting power has vested as described above, our secretary may, and upon the written request of holders of record of at least 20% of the outstanding shares of the Preferred Stock and voting parity stock (addressed to the secretary at our principal office) must, call a special meeting of the holders of the Preferred Stock and voting parity stock for the election of the preferred stock directors; provided that if any such written request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders such election shall be held only at such next annual or special meeting of stockholders. Notice for a special meeting will be given in a similar manner to that provided in our Amended and Restated Bylaws for a special meeting of the shareholders, which we will provide upon request, or as required by law. If our secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of shares of the Preferred Stock may (at our expense) call such meeting, upon notice as provided in this paragraph, and for that purpose will have access to our stock books. The preferred stock directors elected at any such special meeting will hold office until the next annual meeting of our shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the preferred stock directors, a successor will be elected by our board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining preferred stock directors or if none remains in office, by the vote of the holders of record of a majority of the outstanding shares of the Preferred Stock and all voting parity stock for which dividends have not been paid, voting as a single class. The preferred stock directors shall each be entitled to one vote per director on any matter.

        Whenever full dividends have been paid on the Preferred Stock and any noncumulative voting parity stock for at least one year and all dividends on any cumulative voting parity stock have been paid in full, then the right of the holders of the Preferred Stock to elect the preferred stock directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future dividend periods), the terms of office of all preferred stock directors will immediately terminate and the number of directors constituting our board of directors will be reduced accordingly.

        The only voting parity stock currently outstanding is our Outstanding Preferred Stock.

  Other Voting Rights

        So long as any shares of Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Preferred Stock, voting separately as a class, will be required to:

  •
  authorize or increase the authorized amount of, or issue shares of any class or series of senior stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

  •
  amend the provisions of our Restated Certificate of Incorporation so as to adversely affect the powers, preferences, privileges or rights of the Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Preferred Stock or authorized common stock or preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or noncumulative) or the distribution of assets upon our liquidation, dissolution or winding-up will not be deemed to adversely affect the powers, preferences, privileges or rights of the Preferred Stock; or

  •
  consolidate with or merge into any other corporation unless the shares of Preferred Stock outstanding at the time of such consolidation or merger or sale are converted into or exchanged for preference securities having such rights, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Preferred Stock, taken as a whole.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Preferred Stock will have been redeemed or called for redemption upon proper notice and sufficient funds will have been set aside by us for the benefit of the holders of the Preferred Stock to effect such redemption. See "Description of Capital Stock—Preferred Stock—Voting Rights" in the accompanying prospectus for more information.

No Preemptive and Conversion Rights

        Holders of the Preferred Stock do not have any preemptive rights. The Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.

Transfer Agent, Registrar & Dividend Disbursement Agent

        Equiniti Trust Company will be the transfer agent, registrar and dividend disbursement agent for the Preferred Stock as of the original issue date. We may terminate such appointment and may appoint a successor transfer agent, registrar and/or dividend disbursement agent at any time and from time to time, provided that we will use our best efforts to ensure that there is, at all relevant times when the Preferred Stock is outstanding, a person or entity appointed and serving as transfer agent, registrar and/or dividend disbursement agent.

DESCRIPTION OF THE DEPOSITARY SHARES

        In this prospectus supplement, references to "holders" of the Depositary Shares mean those who own the Depositary Shares registered in their own names, on the books that we or the Depositary maintain for this purpose, and not indirect holders who own beneficial interest in the Depositary Shares registered in street name or issue in book-entry form through DTC. See "Legal Ownership and Book-Entry Issuance".

        This prospectus supplement summarizes specific terms and provisions of the Depositary Shares relating to our Preferred Stock. As described above under "Description of the Preferred Stock", we are issuing fractional interests in shares of the preferred stock in the form of the Depositary Shares. Each Depositary Share will represent a 1/1,000th interest in a share of the Preferred Stock, and will be evidenced by a depositary receipt. The shares of the Preferred Stock represented by the Depositary Shares will be deposited under a deposit agreement among us, Equiniti Trust Company, as the Depositary, and the holders from time to time of the depositary receipts evidencing the Depositary Shares. Subject to the terms of the deposit agreement, each holder of Depositary Shares will be entitled, through the Depositary, in proportion to the applicable fraction of a share of the Preferred Stock represented by such Depositary Shares, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

        Immediately following issuance of the Preferred Stock, we will deposit the Preferred Stock with the Depositary, which will then issue the Depositary Shares to the underwriters. The deposit agreement and the form of depositary receipts will be included as exhibits to a current report on Form 8-K to be filed with the SEC.

Dividends and Other Distributions

        The Depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of the Depositary Shares relating to the underlying Preferred Stock in proportion to the number of the Depositary Shares held by the holders. The Depositary will distribute any property received by it other than cash to the record holders of the Depositary Shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the Depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the Depositary Shares in proportion to the number of the Depositary Shares they hold.

        Record dates for the payment of dividends and other matters relating to the Depositary Shares will be the same as the corresponding record dates for the Preferred Stock.

        The amounts distributed to holders of the Depositary Shares will be reduced by any amounts required to be withheld by the Depositary or by us on account of taxes or other governmental charges.

Redemption of the Depositary Shares

        If we redeem the Preferred Stock represented by the Depositary Shares, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption of the Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to 1/1,000th of the redemption price per share payable with respect to the Preferred Stock (equivalent to $25 per Depositary Share or, in the case of a rating agency event, $25.50 per Depositary Share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, on the shares of the Preferred Stock. Whenever we redeem shares of the Preferred Stock held by the Depositary, the Depositary will redeem, as of the same redemption date, the number of the Depositary Shares representing shares of the Preferred Stock so redeemed.

        In case of any redemption of less than all of the outstanding Depositary Shares, the Depositary Shares to be redeemed will be selected by us pro rata or by lot. In any such case, we will redeem the Depositary Shares only in increments of 1,000 shares and any integral multiple thereof.

Voting of the Preferred Stock

        When the Depositary receives notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the Depositary Shares relating to the Preferred Stock. Each record holder of Depositary Shares on the record date, which will be the same date as the record date for the Preferred Stock, may instruct the Depositary to vote the amount of the Preferred Stock represented by the holder's Depositary Shares. To the extent possible, the Depositary will vote the amount of the Preferred Stock represented by the Depositary Shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the Depositary determines are necessary to enable the Depositary to vote as instructed. If the Depositary does not receive specific instructions from the holders of any Depositary Shares, it will not vote the amount of the Preferred Stock represented by such Depositary Shares.

Listing

        We intend to apply to list the Depositary Shares on the New York Stock Exchange under the symbol "ALL PR H". If the application is approved, we expect trading to begin within 30 days of the initial delivery of the Depositary Shares. We do not expect that there will be any separate public trading market for the shares of Preferred Stock except as represented by the Depositary Shares.

Form of the Depositary Shares

        The Depositary Shares will be issued in book-entry form through DTC (see "Legal Ownership and Book-Entry Issuance"). The Preferred Stock will be issued in registered form to the Depositary.

Depositary

        Equiniti Trust Company will be the Depositary for the Depositary Shares as of the original issue date. We may terminate any such appointment and may appoint a successor Depositary at any time and from time to time, provided that we will use our best efforts to ensure that there is, at all relevant times when the Preferred Stock is outstanding, a person or entity appointed and serving as such Depositary.

 LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

        We will issue the Depositary Shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of Cede & Co., as a nominee for DTC, New York, New York, or such other name as may be requested by an authorized representative of DTC and deposit the global depositary receipts with the Depositary. Ownership of beneficial interests in a global depositary receipt will be limited to institutions who have accounts with DTC ("participants") or persons who hold interests through such participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and records of participants (with respect to interests of persons other than participants).

        Following the issuance of the Depositary Shares in book-entry only form, DTC will credit the accounts of its participants with the Depositary Shares upon our instructions. In order to own a beneficial interest in a depositary receipt, you must be an organization that participates in DTC or have an account with an organization that participates in DTC, including Clearstream Banking, S.A. ("Clearstream") and Euroclear Bank SA/NV, as operator of the Euroclear System ("Euroclear"). Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream and Euroclear's names on the books of their U.S. depositaries, which in turn will hold such interests in customers' securities accounts in U.S. depositaries names on the books of DTC.

        As long as DTC or its nominee is the registered owner of the global depositary receipts, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global depositary receipts and all Depositary Shares represented by these depositary receipts for all purposes under the instruments governing the rights and obligations of holders of Depositary Shares. Except in the limited circumstances referred to above, owners of beneficial interests in global depositary receipts:

  •
  will not be entitled to have such global depositary receipts or the Depositary Shares represented by these receipts registered in their names;

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  will not receive or be entitled to receive physical delivery of depositary receipts in exchange for beneficial interests in the global depositary receipts;

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  will not be able to transfer their interests except in accordance with the applicable procedures of DTC; and

  •
  will not be considered to be owners or holders of the global depositary receipts or the Depositary Shares represented by these receipts for any purpose under the instruments governing the rights and obligations of holders of Depositary Shares.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Depositary Shares, so long as the Depositary Shares are represented by global depositary receipts.

        Accordingly, each person owning a beneficial interest in the depositary receipts must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its beneficial interest, in order to exercise any rights of a holder of Depositary Shares.

        As long as the Depositary Shares are represented by the global depositary receipts, we will pay dividends on the Preferred Stock represented by the Depositary Shares to the relevant agent who in turn will make payments to DTC or its nominee, as the case may be, as the registered holder of the global depositary receipts. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. Neither we nor the depositary or our agent will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of DTC and its participants.

        If we discontinue the book-entry only form system of registration, we will replace the global depositary receipt with definitive depositary receipts.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC's participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.

        DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

        Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants).

        Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the depositary, the transfer agent or the registrar will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        If DTC is at any time unwilling or unable to continue as a depositary for the global security and a successor depositary is not appointed by us within 90 days, we will issue certificated depositary receipts in exchange for the global depositary receipts. Holders of an interest in a global security may receive certificated shares, at our option, in accordance with the rules and procedures of DTC in addition to those provided for under the statement. Beneficial interests in global depositary receipts held by any direct or indirect participant may also be exchanged for certificated shares upon request to DTC by such direct participant (for itself or on behalf of an indirect participant), to the transfer agent in accordance with their respective customary procedures.

        Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream's participants in the U.S. are limited to securities brokers and dealers and banks and may include the underwriters for the Depositary Shares. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the Depositary Shares. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        As long as the Depositary Shares are represented by a global depositary receipt registered in the name of DTC, or its nominee, the Depositary Shares will trade in the DTC Same-Day Funds Settlement System. DTC requires secondary market trading activity in the Depositary Shares to settle in immediately available funds. This requirement may affect trading activity in the Depositary Shares. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the applicable procedures in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Depositary Shares in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

        So long as the global depositary receipts are held on behalf of DTC or any other clearing system, notices to holders of Depositary Shares represented by a beneficial interest in the global depositary receipts may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

        The information in this section concerning DTC and its book-entry system, Euroclear and Clearstream has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

 CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        This section describes certain material United States federal income tax consequences relevant to the purchase, ownership and disposition of the Preferred Stock and the Depositary Shares representing interests in the Preferred Stock. When we refer to the Preferred Stock in this section, we mean both the Preferred Stock and the Depositary Shares representing shares of the Preferred Stock.

        The summary is limited to taxpayers who will hold the Preferred Stock as "capital assets" and who purchase the Preferred Stock in the initial offering at the public offering price. This section does not apply to you if you are a member of a class of holders subject to special rules, including:

  •
  a dealer in securities or currencies;

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  a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

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  a bank;

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  an insurance company;

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  a thrift institution;

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  a regulated investment company;

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  a real estate investment trust;

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  a tax-exempt organization;

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  a person that purchases or sells the Preferred Stock as part of a wash-sale for tax purposes;

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  a person that owns the Preferred Stock as part of a straddle or a hedging or conversion transaction for tax purposes;

  •
  accrual method taxpayers that prepare certain financial statements;

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  a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar;

  •
  a United State expatriate; or

  •
  a person liable for alternative minimum tax.

        This section is based on the United States Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

        If an entity treated as a partnership for United States federal income tax purposes holds the Preferred Stock, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Preferred Stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Preferred Stock.

        Please consult your own tax advisor concerning the consequences of owning the Preferred Stock in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

United States Holders

        This subsection describes the tax consequences of an investment in the Preferred Stock to a United States holder. You are a United States holder if you are a beneficial owner of a share of the Preferred Stock and you are:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate whose income is subject to United States federal income tax regardless of its source; or

  •
  a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

        If you are not a United States holder, this subsection does not apply to you and you should refer to "—Non-U.S. Holders" below.

  Distributions on the Preferred Stock

        Distributions with respect to our Preferred Stock will constitute dividends to the extent made out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of your tax basis in our Preferred Stock (and you will reduce your tax basis accordingly) and thereafter as capital gain from the sale or exchange of such Preferred Stock. For individuals, estates and trusts, all or a portion of your dividends may be subject to an additional 3.8% tax imposed on "net investment income," which applies to certain investment income and certain other passive income earned above certain thresholds.

        If you are a corporation, dividends received by you will be eligible for the dividends-received deduction if you meet certain holding period and other applicable requirements. If you are a noncorporate United States holder, dividends paid to you will qualify for taxation at preferential rates if you meet certain holding period and other applicable requirements. United States holders should consult their own tax advisers regarding the availability of the reduced dividend tax rate in light of their particular circumstances.

        Dividends that exceed certain thresholds in relation to your tax basis in the Preferred Stock could be characterized as an "extraordinary dividend" under the Internal Revenue Code. If you are a corporation, you have held the stock for two years or less before the dividend announcement date and you receive an extraordinary dividend, you will generally be required to reduce your tax basis in your stock with respect to which such dividend was made by the non-taxed portion of such dividend. If the amount of the reduction exceeds your tax basis in such stock, the excess is treated as taxable gain. If you are a noncorporate United States holder and you receive an extraordinary dividend, you will be required to treat any losses on the sale of our Preferred Stock as long-term capital losses to the extent of the extraordinary dividends you receive that qualify for the preferential rates described above. The deductibility of capital losses is subject to limitations.

  Sale or Exchange of the Preferred Stock Other than by Redemption

        If you sell or otherwise dispose of your Preferred Stock (other than by redemption), you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis of the Preferred Stock. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year. All or a portion of your capital gain may be subject to an additional 3.8% tax imposed on "net investment income," as described above.

  Redemption of the Preferred Stock

        Redemption of your Preferred Stock generally will be a taxable event. You will be treated as if you had sold your Preferred Stock if the redemption:

  •
  results in a complete termination of your stock interest in us;

  •
  is substantially disproportionate with respect to you; or

  •
  is not essentially equivalent to a dividend with respect to you.

        In determining whether any of these tests has been met, shares of Preferred Stock or other classes of our stock considered to be owned by you by reason of certain constructive ownership rules, as well as any such shares actually owned, must be taken into account.

        If we redeem your Preferred Stock in a redemption that meets one of the tests listed above, you generally will recognize taxable gain or loss equal to the amount of cash received by you less your tax basis in the Preferred Stock redeemed. This gain or loss will be long-term capital gain or capital loss if you have held the Preferred Stock for more than one year.

        If a redemption does not meet any of the tests described above, you generally will be taxed on the cash you receive as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current and accumulated earnings and profits will first reduce your tax basis in the Preferred Stock and thereafter will be treated as capital gain. If a redemption of the Preferred Stock is treated as a distribution that is taxable as a dividend, you should consult with your own tax advisor regarding the allocation of your basis between the redeemed and remaining stock.

Non-U.S. Holders

        This section summarizes certain material United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Stock by a non-U.S. holder. You are a non-U.S. holder if you are a beneficial owner of a share of the Preferred Stock and you are, for United States federal income tax purposes:

  •
  a nonresident alien individual;

  •
  a foreign corporation; or

  •
  an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from the Preferred Stock.

  Distributions on the Preferred Stock

        Subject to the discussions below regarding FATCA withholding (defined below) and backup withholding, except as described below, if you are a non-U.S. holder of the Preferred Stock, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate, provided you provide us with a valid Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, or an acceptable substitute or applicable successor form upon which you certify, under penalties of perjury, your status as a person who is not a United States person and your entitlement to the lower treaty rate with respect to such payments.

        If you are eligible for a reduced rate of United States tax under a tax treaty or because any such distribution is treated as a non-taxable return of capital or as capital gain since it is in excess of our current and accumulated earnings and profits as described above under "—United States Holders—Distributions on the Preferred Stock", you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.

        If dividends paid to you are "effectively connected" with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to the relevant payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute or applicable successor form upon which you certify, under penalties of perjury, that:

  •
  you are not a United States person; and

  •
  the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

        "Effectively connected" dividends are taxed on a net basis at rates applicable to United States citizens, resident aliens and domestic United States corporations.

        If you are a corporate non-U.S. holder, "effectively connected" dividends that you receive may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

  Sale or Exchange of the Preferred Stock Other Than by Redemption

        If you are a non-U.S. holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of the Preferred Stock unless:

  •
  the gain is "effectively connected" with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis;

  •
  you are an individual, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions exist; or

  •
  we are or have been a United States real property holding corporation for United States federal income tax purposes and certain other conditions are met.

        If you are a non-U.S. holder described in the first bullet point immediately above you will be subject to tax on the net gain derived from the disposition under regular graduated United States federal income tax rates. If you are a corporate non-U.S. holder, "effectively connected" gains that you recognize may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual non-U.S. holder described in the second bullet point immediately above, you will be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by United States source capital losses, even though you are not considered a resident of the United States.

        We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

  Redemption of the Preferred Stock

        Redemption of your Preferred Stock generally will be a taxable event. You will be treated as if you had sold your Preferred Stock, with the consequences described in "—Sale or Exchange of the Preferred Stock Other Than by Redemption" above, if the redemption:

  •
  results in a complete termination of your stock interest in us;

  •
  is substantially disproportionate with respect to you; or

  •
  is not essentially equivalent to a dividend with respect to you.

        In determining whether any of these tests has been met, shares of Preferred Stock or other classes of our stock considered to be owned by you by reason of certain constructive ownership rules, as well as any such shares actually owned, must be taken into account.

        If a redemption does not meet any of the tests described above, the redemption will be treated as a distribution, with the consequences described in "—Distributions on the Preferred Stock" above.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

        A 30% withholding tax may be imposed on certain payments to certain foreign financial institutions and other foreign entities, including intermediaries ("FATCA withholding"). Such payments will include U.S.-source dividends. Specifically, FATCA withholding will be imposed on dividends paid with respect to the Preferred Stock paid to foreign financial institutions or non-financial foreign entities. FATCA withholding applies on such payments to a foreign financial institution unless such foreign financial institution enters into (or is deemed to have entered into) an agreement with the Internal Revenue Service to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% of payments to such account holders whose actions prevent the financial institution from complying with these reporting and other requirements. FATCA withholding is imposed on similar types of payments to a non-financial foreign entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Current provisions of the Code and U.S. Treasury regulations that govern FATCA withholding treat gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends (such as the Preferred Stock) as subject to FATCA withholding after December 31, 2018. However, under recently proposed U.S. Treasury regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), such gross proceeds are not subject to FATCA withholding. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required to avoid FATCA withholding, which will reduce but not eliminate the risk of FATCA withholding. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

  United States Holders

        In general, if you are a noncorporate United States holder, dividend payments or other taxable distributions made on your Preferred Stock, as well as the payment of the proceeds from the sale or redemption of your Preferred Stock that are made within the United States will be subject to information reporting requirements. Additionally, backup withholding will generally apply to such payments if you are a noncorporate United States holder and you:

  •
  fail to provide an accurate taxpayer identification number;

  •
  are notified by the Internal Revenue Service that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or

  •
  in certain circumstances, fail to comply with applicable certification requirements.

        If you sell your Preferred Stock outside the United States through a non-U.S. office of a non-U.S. broker, and the sales proceeds are paid to you outside the United States, then U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell Preferred Stock through a non-U.S. office of a broker that is:

  •
  a U.S. person;

  •
  a controlled foreign corporation for U.S. tax purposes;

  •
  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or

  •
  a foreign partnership, if at any time during its tax year:

  (1)
  one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

  (2)
  such foreign partnership is engaged in the conduct of a U.S. trade or business;

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service on a timely basis.

  Non-U.S. Holders

        If you are a non-U.S. holder, certain payors are required to report payments of dividends on IRS Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting if you certify under penalty of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a U.S. person as defined under the Internal Revenue Code), or you otherwise establish an exemption. Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of the Preferred Stock that is effected within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person as defined under the Internal Revenue Code) or such beneficial owner otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service on a timely basis.

        THE PRECEDING DISCUSSION OF CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT BEING PROVIDED AS, OR INTENDED TO CONSTITUTE, TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, HOLDING OR DISPOSING OF THE PREFERRED STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, AND OF ANY CHANGES OR PROPOSED CHANGES IN APPLICABLE LAW.

 CERTAIN CONSIDERATIONS APPLICABLE TO EMPLOYEE BENEFIT PLANS

        When we refer to the Preferred Stock in this section, we mean both the underlying Preferred Stock and the Depositary Shares representing shares of such Preferred Stock.

        A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each, an "ERISA Plan"), should consider the fiduciary standards of ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment in the Preferred Stock. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

        Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit ERISA Plans, as well as individual retirement accounts, Keogh plans and other plans that are subject to Section 4975 of the Internal Revenue Code (collectively with ERISA Plans, "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Internal Revenue Code for those persons and in penalties and liabilities under ERISA and the Internal Revenue Code for the fiduciary of the Plan, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) ("Non-ERISA Arrangements") are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Internal Revenue Code, but may be subject to similar provisions under other applicable federal, state, local, non-U.S. or other laws ("Similar Laws").

        The acquisition, holding or disposition of the Preferred Stock by a Plan or any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") with respect to which we, certain of our affiliates or the underwriters are or become a party in interest or a disqualified person may result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code, unless the Preferred Stock is acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs", that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase of the Preferred Stock. These exemptions include, without limitation, PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide limited relief from the prohibited transactions provisions of ERISA and Section 4975 of the Internal Revenue Code for certain transactions, provided that neither we nor any of our affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than "adequate consideration" in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, the Preferred Stock should not be acquired or held by any person investing "plan assets" of any Plan, Plan Asset Entity or Non-ERISA Arrangement, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Internal Revenue Code or similar violation of any applicable Similar Laws.

        Any purchaser or transferee of the Preferred Stock or any interest therein will be deemed to have represented and warranted by its acquisition of such Preferred Stock that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing or holding such Preferred Stock on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement or (2) the acquisition and holding of such Preferred Stock will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code because of an available administrative or statutory exemption, all of the conditions of which are satisfied, or a similar violation of any applicable Similar Laws.

        A fiduciary of any Plan, Plan Asset Entity or Non-ERISA Arrangement considering the acquisition of Preferred Stock should consult its legal advisors regarding the matters discussed above and other applicable legal requirements.

 UNDERWRITING

        BofA Securities, Inc., Morgan Stanley & Co. LLC, UBS Securities LLC, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC are joint book-runners for the offering and are acting as representatives of each of the underwriters named below. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus supplement, the underwriters have severally agreed to purchase from us, and we have agreed to sell to the underwriters, the respective number of Depositary Shares set forth opposite their names below:

Underwriters	Number of Depositary Shares
BofA Securities, Inc.	7,130,000
Morgan Stanley & Co. LLC	7,130,000
UBS Securities LLC	7,130,000
Wells Fargo Securities, LLC	7,130,000
J.P. Morgan Securities LLC	3,680,000
Barclays Capital Inc.	2,438,000
Citigroup Global Markets Inc.	2,438,000
Goldman Sachs & Co. LLC	2,438,000
Raymond James & Associates Inc.	2,438,000
U.S. Bancorp Investments, Inc.	2,438,000
BNY Mellon Capital Markets, LLC	460,000
Incapital LLC	460,000
C.L. King & Associates, Inc.	230,000
Cabrera Capital Markets LLC	230,000
Loop Capital Markets LLC	230,000

Total	46,000,000

        The underwriters are committed to take and pay for all of the Depositary Shares being offered, if any are taken.

        The representatives have advised us that the underwriters propose initially to offer the Depositary Shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.50 per Depositary Share with respect to retail sales and $0.15 per Depositary Share with respect to institutional sales. The underwriters may allow, and the dealers may reallow, a discount not in excess of $0.45 per Depositary Share with respect to retail sales and $0.00 per share with respect to institutional sales to other dealers. If all the Depositary Shares are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. The offering of the Depositary Shares by the underwriters is subject to receipt and acceptance and subject to the underwriters right to reject any order in whole or in part.

        The following table shows the per share and total underwriting discount to be paid to the underwriters by us.

Per Depositary Share(1)	$0.5715
Total	$26,287,812

(1)
Reflects 27,512,208 Depositary Shares sold to retail investors, for which the underwriters will receive an underwriting discount of $0.7875 per Depositary Share, and 18,487,792 Depositary Shares sold to institutional investors, for which the underwriters will receive an underwriting discount of $0.2500 per Depositary Share.

        We estimate that our total expenses for this offering will be approximately $2,300,000 (excluding the underwriting discount).

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        Prior to this offering, there has been no public market for the Depositary Shares being offered. We intend to apply to list the Depositary Shares on the New York Stock Exchange under the symbol "ALL PR H". If approved, we expect trading of the Depositary Shares on the New York Stock Exchange to begin within 30 days after the original issue date. We do not expect that there will be any separate public trading market for the shares of Preferred Stock except as represented by the Depositary Shares.

        In connection with the offering, the underwriters may purchase and sell Depositary Shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Depositary Shares than they are required to purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the Depositary Shares made by the underwriters in the open market prior to the completion of the offering.

        The underwriters also may impose a penalty bid. This occurs when one of the representatives repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Depositary Shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the Depositary Shares. As a result, the price of the Depositary Shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        We have agreed in the underwriting agreement that during the period beginning on the date of this prospectus supplement and continuing to, and including, the date 30 days after the date hereof, we will not, without the prior written consent of the representatives, offer, sell, contract to sell or otherwise dispose of any securities which are substantially similar to the Depositary Shares and the Preferred Stock.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for us and our subsidiaries, for which they received or will receive customary fees and expenses. Certain of the underwriters or their affiliates act as agents and/or lenders under our credit agreement.

        In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including acting as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Depositary Shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Depositary Shares offered under this prospectus supplement. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may, at any time, hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Alternative Settlement Cycle

        It is expected that delivery of the Depositary Shares will be made against payment therefor on or about August 8, 2019, which is the 5th business day following the date hereof (such settlement cycle being referred to as "T+5"). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares prior to the second business day before delivery of the Depositary Shares will be required, by virtue of the fact that the Depositary Shares initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Notice to Prospective Investors in Canada

        The Depositary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Depositary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

        The Depositary Shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA"). For these purposes, a retail investor means a person who is one (or more)

of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended or superseded, the "Insurance Mediation Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended or superseded, the "Prospectus Directive"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the Depositary Shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Depositary Shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Depositary Shares in any Member State of the EEA will be made to persons or legal entities qualifying as "qualified investors" (as defined in the Prospectus Directive). This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (i) who have professional experience in matters relating to investments falling within Article 19-(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This prospectus supplement, the accompanying prospectus and any of their contents must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is only available to, and will be engaged in only with, relevant persons.

Notice to Prospective Investors in Hong Kong

        The Depositary Shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Depositary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Depositary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The Depositary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Law No. 25 of 1948, as amended, the "FIEL") and each underwriter has agreed that it will not offer or sell any of the Depositary Shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Depositary Shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Depositary Shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the "SFA")) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Depositary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Depositary Shares pursuant to an offer made under Section 275 of the SFA except:

  (c)
  to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (d)
  where no consideration is or will be given for the transfer;

  (e)
  where the transfer is by operation of law; or

  (f)
  as specified in Section 276(7) of the SFA.

        Notification under Section 309B of the SFA—In connection with Section 309B of the SFA and the CMP Regulations 2018, we have determined, and hereby notify all relevant persons (as defined in Section 309(A)(1) of the SFA), that the Depositary Shares are "prescribed capital markets products" (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

        The Depositary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China ("Taiwan"), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Depositary Shares in Taiwan.

Notice to Prospective Investors in Korea

        The Depositary Shares have not been and will not be registered under the Financial Investment Services and Capital Markets Act of Korea and none of the Depositary Shares may be offered or sold, directly or indirectly, in Korea or to any resident of Korea, or to any persons for reoffering or resale, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as such term is defined in the Foreign Exchange Transaction Law of Korea and rules and regulations promulgated thereunder), except as otherwise permitted under applicable laws and regulations. By the purchase of the Depositary Shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the Depositary Shares pursuant to the applicable laws and regulations of Korea.

Notice to Prospective Investors in Switzerland

        The Depositary Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of, and have been prepared without regard to, the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus, or any other offering or marketing material relating to the Depositary Shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, us or the Depositary Shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of Depositary Shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of Depositary Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the "CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Depositary Shares.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public from commercial document retrieval services and at the Internet site maintained by the SEC at www.sec.gov. Reports, proxy statements and other information concerning us may also be inspected at the offices of the New York Stock Exchange at 11 Wall Street, New York, New York 10005.

        The SEC allows us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (File No. 001-11840). These documents contain important business and financial information about us that is not included in or delivered with this prospectus supplement and the accompanying prospectus. Information furnished under Item 2.02 and Item 7.01 of our Current Reports on Form 8-K is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

THE ALLSTATE CORPORATION FILINGS

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  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed February 15, 2019, as revised by our Current Report on Form 8-K filed on May 16, 2019, which revised the following Items of the Annual Report as and to the extent reflected in Exhibit 99.1 thereto:

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  Part II, Item 6, Selected Financial Data;

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  Part II, Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations;

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  Part II, Item 8, Financial Statements and Supplemental Data; and

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  Part IV, Item 15(a)(2), Financial Statements Schedules;

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  The portions of our Proxy Statement, filed April 8, 2019, for our Annual Meeting of Stockholders incorporated by reference into our Annual Report;

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  Our Quarterly Reports for the periods ended March 31, 2019 and June 30, 2019, filed May 1, 2019 and July 30, 2019; and

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  Our Current Reports on Form 8-K dated May 16, 2019 (only with respect to the Item 8.01 and 9.01 information), May 21, 2019 and June 10, 2019, filed May 16, 2019, May 21, 2019 and June 10, 2019.

        We are also incorporating by reference all other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, prior to the termination of this offering of the Depositary Shares. Any information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded to the extent that information contained in any subsequently filed document that is also incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes that information.

        You can request a free copy of any or all of these documents, other than the exhibits to those documents, unless those exhibits are specifically incorporated by reference into these documents, by writing to: Investor Relations, The Allstate Corporation, 2775 Sanders Road, Northbrook, Illinois 60062-6127, or calling: (800) 416-8803.

 LEGAL MATTERS

        Certain legal matters in connection with the Depositary Shares and the Preferred Stock will be passed upon for us by Susan L. Lees, Executive Vice President, General Counsel and Secretary of The Allstate Corporation, and by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Mayer Brown LLP, Chicago, Illinois. Willkie Farr & Gallagher LLP has from time to time represented, and continues to represent, certain of the underwriters on other legal matters. Ms. Lees is a full-time employee of Allstate Insurance Company and an officer of The Allstate Corporation and owns less than 1% of its common stock.

EXPERTS

        The consolidated financial statements and the related financial statement schedules, incorporated in this Prospectus Supplement by reference to The Allstate Corporation's Current Report on Form 8-K filed on May 16, 2019, and the effectiveness of The Allstate Corporation's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited interim financial information which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in the quarterly reports on Form 10-Q of The Allstate Corporation and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

PROSPECTUS

THE ALLSTATE CORPORATION

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units

ALLSTATE FINANCING VII	ALLSTATE FINANCING IX
ALLSTATE FINANCING VIII	ALLSTATE FINANCING X

Trust Preferred Securities
Fully and Unconditionally Guaranteed
as described in this Prospectus and the
accompanying prospectus supplement
by The Allstate Corporation

        By this prospectus, we, in conjunction with our trusts, may offer from time to time any combination of the securities described in this prospectus.

        We will provide the specific terms of these securities in supplements to this prospectus. We can only use this prospectus to offer and sell any specific security by also including a prospectus supplement for that security. You should read this prospectus and the prospectus supplements carefully before you invest.

        Unless stated otherwise in this prospectus or the applicable prospectus supplement, these securities will not be listed on any securities exchange.

        Investing in our securities or the securities of our trusts involves risks. See "Risk Factors" on page 3 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2018

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ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we and Allstate Financing VII, Allstate Financing VIII, Allstate Financing IX and Allstate Financing X, which we refer to as the trusts, have filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we and the trusts may sell the securities described in the prospectus from time to time. This prospectus provides you with a general description of the securities we and the trusts may offer. We and the trusts may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by The Allstate Corporation or the trusts, or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of The Allstate Corporation since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        References to "Allstate," "we," "us" and "our" in this prospectus are references to The Allstate Corporation, and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.

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THE ALLSTATE CORPORATION

        The Allstate Corporation is a holding company that conducts its business principally through Allstate Insurance Company ("AIC"), Allstate Life Insurance Company and other subsidiaries (collectively, including The Allstate Corporation, "Allstate"). Allstate is primarily engaged in the property and casualty insurance business and the sale of life and accident and health insurance products in the United States and Canada. Allstate is the largest publicly held personal lines insurer in the United States and the 2nd largest personal property and casualty insurer in the United States on the basis of 2016 statutory direct premiums written according to A.M. Best. In addition, according to A.M. Best, it is the nation's 19th largest issuer of life insurance business on the basis of 2016 ordinary life insurance in force and 36th largest on the basis of 2016 statutory admitted assets.

        Our seven reportable segments include:

Allstate Protection(1)	Includes the Allstate®, Encompass® and Esurance® brands and Answer Financial. Offers private passenger auto, homeowners, other personal lines and small commercial insurance products through agencies and directly through contact centers and the internet.

Service Businesses	Includes SquareTrade®, AritySM, Allstate Roadside Services® and Allstate Dealer Services®, which offer a broad range of products and services that expand and enhance our customer value propositions.

Allstate Life	Offers traditional, interest-sensitive and variable life insurance products through Allstate exclusive agencies and exclusive financial specialists.

Allstate Benefits	Offers voluntary benefits products, including life, accident, critical illness, short-term disability and other health products sold through workplace enrolling independent agents and Allstate exclusive agencies.

Allstate Annuities	Consists of deferred fixed annuities and immediate fixed annuities (including standard and sub-standard structured settlements) in run-off. We exited the sale of annuities over an eight year period from 2006 to 2014. In 2006, we disposed of substantially all of the variable annuity business through reinsurance agreements.

Discontinued Lines and Coverages(1)	Relates to property and casualty insurance policies primarily written during the 1960s through the mid-1980s. Our exposure to asbestos, environmental and other discontinued lines claims arises from direct excess commercial insurance, assumed reinsurance coverage, direct primary commercial insurance and other businesses in run-off.

Corporate and Other	Includes holding company activities and certain non-insurance operations.

(1)
Allstate Protection and Discontinued Lines and Coverages segments comprise Property-Liability.

        The Allstate Corporation was incorporated in Delaware on November 5, 1992. Our executive offices are located at 2775 Sanders Road, Northbrook, Illinois, 60062-6127. Our telephone number is (847) 402-5000.

        As a holding company with no significant business operations of our own, we rely on dividends from AIC as one of the principal sources of cash to pay dividends and to meet our obligations, including the payment of principal and interest on debt or to fund non-insurance-related businesses. AIC is regulated as an insurance company in Illinois. The payment of dividends by AIC is limited by Illinois insurance law to formula amounts based on statutory net income and statutory surplus, as well as the timing and amount of dividends paid in the preceding twelve months.

        The laws of other jurisdictions that generally govern our insurance subsidiaries contain similar limitations on the payment of dividends. However, such laws in some jurisdictions may be more restrictive.

THE TRUSTS

        The four trusts, Allstate Financing VII, VIII, IX and X, are Delaware statutory trusts formed to raise capital for us by issuing common securities to us and preferred securities issued under this prospectus and a prospectus supplement, and investing the proceeds in subordinated debt securities issued by us.

        We will directly or indirectly own all of the common securities of each of our trust subsidiaries. The common securities will rank equally with, and each trust will make payments on the common securities in proportion to, the trust preferred securities, except that if an event of default occurs under the trust agreement of one of the trusts, our rights, as holder of the common securities, to payments will be subordinated to your rights as holder of the trust preferred securities.

        Each of our trusts has a term of approximately 55 years, but may terminate earlier as provided in its trust agreement, each trust agreement being governed by Delaware law. As holder of the common securities of the trusts, we are entitled to appoint, remove or replace any of, or increase or decrease the number of, the trustees of each of our trusts. Each of our trusts' business and affairs will be conducted by the trustees we appoint. The trustees' duties and obligations are governed by the trusts' trust agreements and applicable law. Prior to the issuance of any trust preferred securities, we will ensure that a majority of the trustees of the applicable trust are persons who are our employees or officers or affiliates and that one trustee of each trust is a financial institution that will not be an affiliate of ours and that will act as property trustee, guarantee trustee and indenture trustee for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). In addition, unless the property trustee maintains a principal place of business in the State of Delaware and meets the other requirements of applicable law, one other trustee of each of our trusts will have its principal place of business or reside in the State of Delaware.

        We will pay all of our trusts' fees and expenses, including those relating to any offering of trust preferred securities. In addition, we will guarantee payments on the trust preferred securities to the extent our trusts can themselves make payments on the trust preferred securities.

        The name and office of the Delaware trustee for each trust in the State of Delaware is U.S. Bank Trust National Association, 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801. The principal place of business of each trust is 2775 Sanders Road, Northbrook, Illinois 60062. The telephone number of each trust in Northbrook, Illinois is (847) 402-5000.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS
TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods indicated. For purposes of these computations, earnings consist of income from operations before income tax, and fixed charges consist of interest on indebtedness, interest factor of annual rental expense, and interest credited to contractholder funds.

	Year ended December 31,
	2017	2016	2015	2014	2013
Ratio of Earnings to Fixed Charges	4.8X	3.7X	4.1X	4.4X	3.0X
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	4.4X	3.4X	3.8X	4.1X	3.0X

 RISK FACTORS

        Investing in our securities or the securities of our trusts involves risks. You should carefully consider the risks described in our filings with the Securities and Exchange Commission referred to below in "Where You Can Find More Information" as well as those included in any prospectus supplement hereto. For example, our Annual Report on Form 10-K for the year ended December 31, 2017 contains a discussion of significant risks under the caption "Risk Factors" which could be relevant to your investment in the securities. Our subsequent filings with the Securities and Exchange Commission may contain amended and updated discussions of significant risks.

USE OF PROCEEDS

        Unless we specify otherwise in the applicable prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of the securities for general corporate purposes. Each trust will invest all proceeds received from the sale of its trust preferred securities in a particular series of subordinated debt securities to be issued by us.

DESCRIPTION OF DEBT SECURITIES

        The following description of the debt securities and terms of the indentures is a summary. It summarizes only those aspects of the debt securities and those portions of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are filed as exhibits to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the senior indenture and the subordinated indenture.

        The debt securities may be issued from time to time in one or more series. The particular terms of the debt securities offered by any prospectus supplement and the extent to which the general provisions described below may apply to such debt securities will be outlined in the applicable prospectus supplement.

        We will issue the senior debt securities under a Senior Indenture, entered into between Allstate and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee, dated December 16, 1997, as amended by a third supplemental indenture dated as of July 23, 1999 and as amended by a sixth supplemental indenture dated as of June 12, 2000 and as may be supplemented by one or more additional supplemental indentures. We will issue the subordinated debt securities under a separate Subordinated Indenture, entered into between Allstate and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee, dated November 25, 1996, as amended by a third supplemental indenture dated as of July 23, 1999 and as amended by a fourth supplemental indenture dated as of June 12, 2000 and as may be supplemented by one or more additional supplemental indentures. The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "indentures." The trustees under the Senior Indenture and under the Subordinated Indenture are referred to herein as the "indenture trustees."

        In addition, as described under "Description of Depositary Shares," we may, at our option, offer depositary shares evidenced by depositary receipts, each representing a fractional interest in debt securities and deposited with a depositary. The fractional interest in the debt securities which each depositary share represents will be stated in the prospectus supplement relating to any debt securities offered through depositary shares.

        Numerical references in parentheses below are to sections in the applicable indenture. Wherever we refer to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this description as part of the statement made, and the statement is qualified in its entirety by such reference.

General

        The indentures provide that we may issue debt securities in separate series from time to time in an unlimited amount. We may specify a maximum aggregate principal amount for the debt securities of any series. (Section 301) The debt securities will have terms and provisions that are not inconsistent with the applicable indenture, including our determination as to maturity, principal and interest. Unless otherwise indicated in a prospectus supplement, the senior debt securities will be our unsecured obligations and will rank in parity with all other unsecured and unsubordinated indebtedness. The subordinated debt securities will be our unsecured obligations, subordinated in right of payment to the prior payment in full of all our senior debt as described in the applicable prospectus supplement.

        Our assets consist primarily of the common stock of AIC and other subsidiaries, and we conduct no substantial business or operations of our own. We derive substantially all of our income from our operating subsidiaries. Accordingly, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent upon the earnings of our subsidiaries, and distributions of those earnings to us, and other payments or distributions of funds by our subsidiaries to us.

        Except to the extent we or our creditors have a priority or equal claim as a creditor directly against our subsidiaries, payments due on the debt securities and any distribution of assets of any of our subsidiaries upon liquidation or reorganization effectively will be subordinated to the debt and preferred stock of the subsidiaries because, as the common stockholder of those subsidiaries, we will be subject to the prior claims of their creditors. Our debt securities effectively will also be subordinated to any of our secured indebtedness to the extent of any such security.

        If subordinated debt securities are issued to a trust in connection with the issuance of trust preferred securities, such subordinated debt securities may thereafter be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the applicable prospectus supplement.

        We will prepare a prospectus supplement for each series of debt securities that we issue. Each prospectus supplement will set forth the applicable terms of the debt securities to which it relates. These terms will include some or all of the following:

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  the title of the debt securities;

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  any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

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  the person to whom any interest on any of the debt securities will be payable, if other than the person in whose name that debt security is registered at the close of business on the record date for such interest payment;

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  the dates on which the principal of any of the debt securities will be payable;

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  the rates at which the debt securities will bear interest, the dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the record date for any such interest payable;

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  the places where the principal, interest and premium on any of such debt securities will be payable;

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  the definition of business day;

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  the periods within which, the prices at which and the terms on which any debt securities may be redeemed at our option and, if other than by a resolution by our Board of Directors, the manner in which any election by us to redeem the debt securities will be evidenced;

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  any obligation we have to redeem or purchase any of the debt securities out of any sinking fund or, at the option of the holder, the periods within which, the prices and terms on which any of such debt securities will be redeemed or purchased;

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  the denominations in which any of the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

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  if the amount of principal, interest or premium on any of the debt securities may be determined with reference to an index or by a formula, the manner in which such amounts will be determined;

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  if other than the currency of the United States, the currency, currencies or currency units in which the principal, interest or premium on any of the debt securities will be payable;

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  if the principal, interest or premium on any of the debt securities is to be payable, at our election or the election of the holder, in one or more currencies other than those in which the debt securities are stated to be payable, the currencies in which payment of the principal, interest and premium on the debt securities as to which such election is made will be payable, the periods within which and the terms upon which such election is to be made and the amount so payable;

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  if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon declaration of acceleration of the maturity thereof;

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  if the principal amount payable at the stated maturity of any of the debt securities is not determinable upon original issuance, the amount which will be deemed to be the principal amount of the debt securities for any other purpose thereunder or under the applicable indenture including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date (or, in any such case, any manner in which such principal amount is to be determined);

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  any trustee (other than U.S. Bank National Association), depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

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  if applicable, the extent to which the debt securities are defeasible, that is, capable of being made void;

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  whether any of the debt securities will be issuable in the form of global securities;

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  the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash;

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  any addition to or change in the events of default applicable to any of the debt securities and any change in the right of an indenture trustee or the holders to declare the principal amount of any debt securities due and payable;

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  any addition to or change in the covenants described under "Certain Covenants with Respect to Senior Debt Securities" and "Certain Covenants with Respect to Subordinated Debt Securities" applicable to any of such debt securities; and

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  any other terms of the debt securities not inconsistent with the provisions of the applicable indenture but which may modify or delete any provision of the indenture insofar as it applies to such series; provided that no term of any indenture may be modified or deleted if imposed under the Trust Indenture Act and that any modification or deletion of the rights, duties or immunities of the applicable indenture trustee shall have been consented to in writing by the indenture trustee.

(Section 301)

        Debt securities, including original issue discount securities, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to debt securities sold at an original issue discount or which are denominated in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement.

Form, Exchange and Transfer

        The debt securities of a series shall be issued as registered securities, unless a supplemental indenture, as described in the applicable prospectus supplement, provides that debt securities of a series may be issued as bearer securities (with or without coupons attached) or as both registered securities and bearer securities. Debt securities may be issuable in the form of global debt securities, as described below under "Global Securities."

        Registered securities of any series will be exchangeable for other registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If the supplemental indenture permits debt securities of any series to be issuable as both registered securities and as bearer securities, then at the option of the holder and subject to the terms of the applicable indenture, bearer securities of such series will be exchangeable for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in the applicable prospectus supplement, any bearer security surrendered in exchange for a registered security between a record date or a special record date for defaulted interest and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest and interest represented by that coupon will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable indenture. Bearer securities will not be issued in exchange for registered securities.

        No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We have appointed the applicable indenture trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. (Section 305)

        In the event that we redeem in part debt securities of any series, we will not be required to:

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  issue, register the transfer of or exchange any debt security of that series, or of that series and specified tenor, as the case may be, during a period beginning at the opening of business 15 business days before the day of mailing of a notice of redemption of any such debt security selected for redemption and ending at the close of business on the day of such mailing; or

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  register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such debt security being redeemed in part.

(Section 305)

Global Securities

        The debt securities of any series may be represented by global securities which will have an aggregate principal amount equal to that of the debt securities they represent. We will deposit the debt securities with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Each global security will bear a legend regarding the restrictions on exchanges and registration of transfer as may be provided by the indentures. The depositary shall at all times be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). (Section 101)

        No global security may be exchanged for debt securities registered, and no transfer of a global security may be registered, in the name of any person other than the depositary for such global security unless:

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  the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as such as required by the applicable indenture;

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  there shall have occurred and be continuing an event of default with respect to the debt securities represented by such global security; or

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  there shall exist such circumstances as may be described in the applicable prospectus supplement.

        All debt securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct. (Section 305) The laws of some jurisdictions require that certain purchasers of debt securities take physical delivery of such debt securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

        As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or such nominee will be considered the sole owner and holder of such global security and the debt securities represented by it. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have such global security or any debt securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange therefor and will not be considered to be the owners or holders of such global security or any debt securities represented thereby for any purpose under the debt securities or the applicable indenture. All payments of principal, interest and premium on a global security will be made to the depositary or its nominee, as its holder.

        Ownership of beneficial interests in a global security will be limited to participants or to persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant. Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither Allstate, any indenture trustee or any agent of Allstate or of any indenture trustee will have any responsibility or liability for any aspect of the depositary or any participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to such beneficial ownership interests.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the record date for such interest, except in the case of defaulted interest. (Section 307)

        Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

        Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us and located in the Borough of Manhattan, The City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. (Section 1002)

        All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof. (Section 1003)

Conversion or Exchange

        We may convert or exchange the debt securities into our common stock or other securities. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of our common stock or other securities you would receive would be converted or exchanged.

Subordination of Subordinated Debt Securities

        Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the subordinated debt securities.

        To the extent set forth in the Subordinated Indenture, the subordinated debt securities will be subordinate in right of payment to the prior payment in full of all senior indebtedness. (Section 1401 of the Subordinated Indenture) In the event of an insolvency, the holders of senior indebtedness shall be entitled to receive payment in full of all amounts due or to become due in respect of all senior indebtedness (or provisions shall be made for such payment in cash) before the holders of subordinated debt securities are entitled to receive any distribution on account of principal, interest or premium on subordinated debt securities. Consequently, the holders of senior indebtedness shall be entitled to receive all distributions of any kind which may be deliverable in respect of the subordinated debt securities in any insolvency, including any distribution which may be deliverable by reason of the payment of any of our other indebtedness being subordinated to the payment of subordinated debt securities. The holders of senior indebtedness shall apply such distributions to the payment of the senior indebtedness.

        "Insolvency" means any of the following events:

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  any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to us or to our creditors, or to our assets; or

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  any liquidation, dissolution or other winding-up of Allstate, whether or not involving insolvency or bankruptcy; or

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  any assignment for the benefit of creditors or any other marshaling of our assets and liabilities. (Section 1403 of the Subordinated Indenture)

        By reason of such subordination, in the event of liquidation or insolvency, our creditors may recover less, ratably, than holders of senior debt securities and may recover more, ratably, than the holders of the subordinated debt securities.

        In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal, interest or premium on the subordinated debt securities. (Section 1404 of the Subordinated Indenture)

        No payment of principal, interest or premium on the subordinated debt securities is permitted if any of our senior indebtedness is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or if the maturity of any of our senior indebtedness has been accelerated because of a default. (Section 1402 of the Subordinated Indenture)

        The Subordinated Indenture does not limit or prohibit the issuance of additional senior debt securities, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations.

        The term "Senior Indebtedness" means, with respect to Allstate:

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  the principal, interest and premium in respect of our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

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  all of our capital lease obligations;

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  all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations and all of our obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

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  all of our obligations for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

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  all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

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  all obligations of the types referred to above of other persons secured by any lien on any of our property or assets whether or not such obligation is assumed by us, except for:

  •
  any such indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and

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  any indebtedness between or among us or our affiliates (including all other debt securities and guarantees in respect of those debt securities) issued to any of our wholly owned trust subsidiaries or any trust, partnership or other entity affiliated with us that is our financing vehicle in connection with the issuance by such financing entity of preferred securities unless otherwise expressly provided in the terms of such debt securities.

        Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness. (Sections 101 and 1408 of the Subordinated Indenture)

        The prospectus supplement may further describe the provisions applicable to the subordination of the subordinated debt securities of a particular series.

Certain Covenants with Respect to Senior Debt Securities

        Limitation on Liens of Stock of AIC.    The Senior Indenture prohibits us and our subsidiaries from directly or indirectly creating, assuming, incurring or permitting to exist any indebtedness secured by any lien on the capital stock of AIC unless the senior debt securities shall be secured equally and ratably with such indebtedness for at least the time period such indebtedness is so secured. (Section 1008 of the Senior Indenture)

        "Indebtedness" is defined in the Senior Indenture as the principal, premium and interest due on indebtedness of a person, whether outstanding on the date of such indenture or thereafter created, incurred or assumed, which is indebtedness for borrowed money, and any amendments, renewals, extensions, modifications and refundings of any such indebtedness. For purposes of this definition, "indebtedness for borrowed money" means:

  •
  any obligation of, or any obligation guaranteed by, such person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

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  any obligation of, or any such obligation guaranteed by, such person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses, provided, however, that the deferred purchase price of any property, assets or business shall not be considered indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created; and

  •
  any obligations of such person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which such person is a party.

        For purposes of this covenant only, indebtedness also includes any obligation of, or any obligation guaranteed by, any person for the payment of amounts due under a swap agreement or similar instrument or agreement, or under a foreign currency hedge exchange or similar instrument or agreement. (Sections 101 and 1008 of the Senior Indenture)

        Limitations on Disposition of Stock of AIC.    Subject to limited exceptions, the Senior Indenture provides that as long as any senior debt securities are outstanding, we will not issue, sell, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock of AIC, other than preferred stock having no voting rights of any kind, and that we will not permit AIC to issue any shares of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock of AIC, other than preferred stock having no voting rights of any kind if, after giving effect to any such transaction and the issuances of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, we would own, directly or indirectly, less than 80% of the shares of AIC, other than preferred stock having no voting rights of any kind. The Senior Indenture also requires that any such issuance, sale, transfer or other disposition by AIC must be made for at least a fair market value consideration, as determined by our Board of Directors in good faith, and that the foregoing shall not prohibit any such issuance or disposition of securities if required by any law or any regulation or order of any governmental or insurance regulatory authority.

        Notwithstanding the foregoing, we may merge or consolidate AIC into or with another direct wholly owned subsidiary and we may, subject to the provisions set forth in "Consolidation, Merger and Sale of Assets" below, sell, transfer or otherwise dispose of the entire capital stock of AIC at one time for at least a fair market value consideration as determined by our Board of Directors in good faith. (Section 1009 of the Senior Indenture)

Certain Covenants with Respect to Subordinated Debt Securities

        If subordinated debt securities are issued to a trust in connection with the issuance of trust securities and there has occurred an event of default under the applicable trust agreement, we are in default with respect to our payment of any obligations under the related preferred securities guarantee or common securities guarantee or we have given notice of our election to defer payments of interest on subordinated debt securities by extending the interest payment period as provided in the Subordinated Indenture, then we shall not:

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  declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to any of our capital stock;

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  make any guarantee payments with respect to our capital stock; or

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  make any payment of principal, interest, or premium on or repay, repurchase or redeem any debt securities (including guarantees) that rank equal with or junior to such subordinated debt securities.

        However, in such circumstances, we may:

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  declare and pay dividends on, or make distributions with respect to, our capital stock payable in our common stock;

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  redeem or repurchase any rights, declare a dividend of any rights or issue any security under any rights plan then in effect;

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  purchase or acquire shares of our common stock in order to satisfy our obligations under any employee benefit plan;

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  carry out any reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock; and

  •
  purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

(Section 1008 of the Subordinated Indenture)

        If subordinated debt securities are issued to a trust in connection with the issuance of trust securities, for so long as such securities remain outstanding, we covenant to:

  •
  directly or indirectly maintain 100% ownership of the common securities of such trust; provided, however, that any permitted successor under the applicable indenture may succeed to our ownership of such common securities;

  •
  use our reasonable efforts to cause such trust to remain a statutory business trust, except in connection with the distribution of subordinated debt securities to the holders of trust preferred securities in liquidation of such trust, the redemption of all of the trust securities of such trust, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement of such trust, and to continue to be classified as a grantor trust for United States federal income tax purposes; and

  •
  use our reasonable efforts to cause each holder of trust preferred securities to be treated as owning an undivided beneficial interest in the subordinated debt securities.

(Section 1009 of the Subordinated Indenture)

Consolidation, Merger and Sale of Assets

        Without the consent of the holders of any of the outstanding debt securities under the indentures, we may consolidate with or merge into, or convey, transfer or lease our properties and assets to any person and may permit any person to consolidate with or merge into us. However, in such event, any successor person must be a corporation, partnership, or trust organized and validly existing under the laws of any domestic jurisdiction and must assume our obligations on the debt securities and under the applicable indenture. We agree that after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing and that certain other conditions are met; provided such provisions will not be applicable to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries. (Section 801)

        Except as provided in this prospectus or as may otherwise be provided in the accompanying prospectus supplement, there are no "event risks" or similar provisions of the indentures or the debt securities that are intended to afford protection to holders in the event of a merger or other significant corporate event involving us or our subsidiaries.

Outstanding Debt Securities

        "Outstanding," when used with respect to debt securities, means, as of the date of determination, all debt securities authenticated and delivered under the applicable indenture, except:

  •
  debt securities canceled by the indenture trustee or delivered to the indenture trustee for cancellation;

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  debt securities for whose payment or redemption money in the necessary amount has been deposited with the indenture trustee or any paying agent (other than us) in trust or set aside and segregated in trust by us (if we shall act as its own paying agent) for the holders of such debt securities and, if such debt securities are to be redeemed, notice of such redemption has been given according to the applicable indenture or provisions satisfactory to the indenture trustee have been made;

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  debt securities as to which defeasance has been effected pursuant to Section 1302 of the applicable indenture; and

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  debt securities which have been paid pursuant to the applicable indenture or in exchange for or in lieu of which other debt securities have been authenticated and delivered pursuant to the applicable indenture, other than any debt securities in respect of which there shall have been presented to the indenture trustee proof satisfactory to it that such debt securities are held by a bona fide purchaser in whose hands such debt securities are our valid obligations.

        Each indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action under the applicable indenture:

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  the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of the maturity to such date;

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  the principal amount of a debt security denominated in one or more foreign currencies which shall be deemed to be outstanding shall be the U.S. dollar equivalent, determined as of the date of original issuance of such debt security in the manner provided by the applicable indenture, of the principal amount of such debt security (or, in the case of an original issue discount security, of the amount determined as provided above);

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  if the principal amount payable at the stated maturity of any debt security is not determinable upon original issuance, the principal amount of such debt security that is deemed to be outstanding shall be the amount as specified by the applicable indenture; and

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  debt securities beneficially owned by us or any other obligor upon the debt securities or any of our affiliates or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the applicable indenture trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which a responsible officer of the indenture trustee knows to be so owned shall be so disregarded.

        Debt securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the applicable indenture trustee the pledgee's right to act with respect to the debt securities and that the pledgee is not us or any other obligor upon the debt securities or any of our affiliates or of such other obligor. (Section 101)

Events of Default

        The following are events of default under the applicable indenture with respect to debt securities of any series:

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  we fail to pay the principal or premium on any debt security of that series when due;

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  we fail to pay any interest on any debt securities of that series when due, continued for 30 days;

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  we fail to deposit any sinking fund payment, when due, in respect of any debt security of that series;

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  we fail to perform any other covenant of ours in the applicable indenture, other than a covenant included in the applicable indenture solely for the benefit of a series other than that series, continued for 60 days after written notice has been given by the indenture trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the applicable indenture;

  •
  in the event subordinated debt securities are issued to a trust in connection with the issuance of trust preferred securities, the dissolution, winding-up or termination of such trust, except in connection with the distribution of subordinated debt securities to the holders of trust preferred securities in liquidation of such trust, the redemption of all of the trust preferred securities of such trust, or certain mergers, consolidations or amalgamations permitted by the trust agreement of such trust; and

  •
  certain events in bankruptcy, insolvency or reorganization.

(Section 501)

        Each indenture provides that if an event of default with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately. However, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. (Section 502) For information as to waiver of defaults, see "Modification and Waiver."

        Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee in case an event of default shall occur and be continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders shall have offered to the indenture trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the indenture trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the debt securities of that series. (Section 512)

        No holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any remedy thereunder, unless:

  •
  such holder has previously given written notice to the indenture trustee of a continuing event of default with respect to the debt securities of that series;

  •
  the holders of not less than 25% in principal amount of the outstanding debt securities of that series shall have made proper written request to the indenture trustee to institute proceedings in respect of such event of default in its own name as trustee under the applicable indenture;

  •
  such holder or holders have offered to the indenture trustee reasonable indemnity against costs, expenses and liabilities to be incurred in compliance with such request;

  •
  the indenture trustee has failed to institute such proceeding for 60 days after receipt of such notice, request or offer of indemnity; and

  •
  no direction inconsistent with such written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series.

(Section 507)

        However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, interest or premium on such debt security on or after the due dates expressed in the debt security. (Section 508)

        Annually, we are required to furnish to each indenture trustee a statement by certain of our officers as to whether we are in default in the performance or observance of any of the terms of the applicable indenture and, if so, specifying all such known defaults. (Section 1004)

Modification and Waiver

        We and the trustee under each indenture may, without the consent of the holders of the debt securities, amend, waive or supplement the indenture for specified purposes, including to:

  •
  cure any ambiguity, defect or inconsistency in an indenture, provided that the cure or correction does not adversely affect the holders of such debt securities;

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  secure any debt securities;

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  add covenants or any additional events of default for the protection of the holders of debt securities;

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  add provisions to permit or facilitate the issuance of bearer securities (with or without coupons attached);

  •
  establish the forms or terms of debt securities of any series;

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  evidence the assumption by a successor corporation of our obligations;

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  evidence and provide for the acceptance of appointment by a successor trustee; or

  •
  conform any provision in an indenture to the requirements of the Trust Indenture Act.

(Section 901)

        Each of the indentures provide that we and the applicable indenture trustee may modify and amend the applicable indenture with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security except to the extent provided in a prospectus supplement;

  •
  reduce the principal amount of or any premium or interest on any debt security;

  •
  reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity;

  •
  change the currency of payment of principal, interest or premium on any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture;

  •
  reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults; or

  •
  modify such provisions with respect to modification and waivers.

(Section 902)

        The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the applicable indenture. (Section 1010 of the Senior Indenture and Section 1011 of the Subordinated Indenture) The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the applicable indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series affected. (Section 513)

        We will be entitled, except in certain limited circumstances, to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by the applicable indenture. To be effective, any such action for which we have set a record date must be taken by holders of the requisite principal amount of debt securities of the relevant series outstanding on such record date within 180 days after the record date, or within such shorter period as we may specify. (Section 104)

Defeasance and Covenant Defeasance

        We may elect, at our option, to have the provisions of Section 1302, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain covenants in the indentures, apply to the debt securities of any series, or to any specified part of a series. (Section 1301)

        Defeasance and Discharge.    Each indenture provides that we may elect to be discharged from obligations with respect to any particular debt securities. Such discharge will take effect when we deposit in trust for the benefit of the holders of such debt securities money or U.S. government obligations, or both which, through the payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal, interest and premium on such debt securities in accordance with their terms. However, such discharge shall not apply to our obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys in trust. Such defeasance or discharge may occur only if, among other things, we have delivered to the indenture trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1302 and 1304)

        Defeasance of Certain Covenants.    Each indenture provides that we may elect to defease certain covenants with respect to any particular debt securities. Such defeasance will take effect when we deposit, in trust for the benefit of the holders of such debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal, interest and premium on such debt securities in accordance with their terms. Such defeasance may occur only if, among other things, we have delivered to the indenture trustee an opinion of counsel stating that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercise this option with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust will be sufficient to pay amounts due on such debt securities at the time of their stated maturities but may not be sufficient to pay amounts due on the debt securities upon any acceleration resulting from such event of default. In such case, we will remain liable for such payments. (Sections 1303 and 1304)

Notices

        Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register. (Sections 101 and 106)

Title

        Allstate, the applicable indenture trustee and any agent of Allstate or the indenture trustee may treat the person in whose name a debt security is registered as the absolute owner for the purpose of making payment and for all other purposes. (Section 308)

Governing Law

        The indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 112)

Regarding the Indenture Trustee

        U.S. Bank National Association, which is the trustee under the indentures described in this prospectus, performs other services for us and our affiliates.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our Restated Certificate of Incorporation, and our Amended and Restated Bylaws and the Delaware General Corporation Law, and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our Restated Certificate of Incorporation and our Amended and Restated Bylaws are incorporated by reference as exhibits to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

        Our Restated Certificate of Incorporation authorizes us to issue 2,000,000,000 shares of common stock, par value of $0.01 per share, and 25,000,000 shares of preferred stock, par value $1.00 per share. As of March 31, 2018, there were 352,133,515 shares of common stock outstanding and 95,200 shares of preferred stock outstanding.

        The particular terms of the common stock or preferred stock offered by any prospectus supplement and the extent to which the general provisions described below may apply to such common stock or preferred stock will be outlined in the applicable prospectus supplement.

Common Stock

        Outstanding shares of our common stock are listed on the New York Stock Exchange and the Chicago Stock Exchange under the symbol "ALL." All outstanding shares of common stock are, and the shares of common stock issued under this prospectus, will be, fully paid and non-assessable.

        Dividends.    Subject to the prior rights of the holders of shares of preferred stock that may be issued and outstanding, the holders of common stock are entitled to receive dividends as and when declared by our Board of Directors. The issuance of dividends will depend upon, among other factors deemed relevant by our Board of Directors, our financial condition, results of operations, cash requirements, future prospects, changes in tax or other applicable laws relating to the treatment of dividends and regulatory restrictions on the payment of dividends that apply under applicable insurance laws. Dividends may be paid in cash, stock or other form. Each such dividend shall be payable to holders of record as they appear on our stock books on such record dates as shall be fixed by the Board of Directors.

        Subject to certain limited exceptions, during any dividend period while shares of our Fixed Rate Noncumulative Perpetual Preferred Stock, Series A, Series C, Series D, Series E, Series F and Series G (collectively, the "Outstanding Preferred Stock") are outstanding, unless the full dividends on such Outstanding Preferred Stock for the preceding dividend period have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside and any declared but unpaid dividends on such Outstanding Preferred Stock for any prior period have been paid, we may not pay dividends on our common stock. If and when dividends on our Outstanding Preferred Stock have not been declared and paid in full for at least six quarterly dividend periods, the authorized number of directors then constituting our board of directors will be increased by two additional directors, to be elected by the holders of our Outstanding Preferred Stock together with the holders of all other affected classes and series of voting parity stock, voting as a single class, subject to certain conditions.

        We are prohibited from declaring or paying dividends on our Outstanding Preferred Stock if we fail to meet specified capital adequacy, net income or stockholders' equity levels. The prohibition is subject to an exception permitting us to declare dividends out of the net proceeds of common stock issued by us during the 90 days prior to the date of declaration even if we fail to meet such levels.

        The terms of our outstanding Series A 6.50% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067, Series B 6.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 (the "Series B Junior Subordinated Debentures"), 5.100% Fixed-To-Floating Rate Subordinated Debentures due 2053 and Series B 5.750% Fixed-to-Floating Rate Subordinated Debentures due 2053 (collectively, the "Outstanding Subordinated Debentures") also prohibit us from declaring or paying any dividends or distributions on our common or preferred stock if we have elected to defer interest payments on the Outstanding Subordinated Debentures, subject to certain limited exceptions. On April 13, 2018, we called for the redemption of all of our outstanding Series B Junior Subordinated Debentures in accordance with their terms. The Series B Junior Subordinated Debentures will be redeemed by us on May 13, 2018.

        Voting Rights.    Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote at a stockholders meeting, including the election of directors. The holders of common stock are not entitled to cumulative voting rights. Directors are elected if they receive the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present. A majority of votes cast means the number of shares voted "for" a director exceeds 50% of the votes cast with respect to that director's election. Votes cast shall include votes to withhold authority in each case and exclude abstentions. Except as otherwise provided in our Restated Certificate of Incorporation or Amended and Restated Bylaws or as required by law, all other matters can be approved by the affirmative vote of a majority of the shares represented at a meeting and entitled to vote on the matter.

        Liquidation Rights.    In the event of any liquidation, dissolution or winding-up of Allstate, the holders of common stock will share equally in the assets remaining after creditors and preferred stockholders are paid.

        Other Rights.    The holders of common stock have no preemptive rights to purchase or subscribe for any additional shares of common stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

        We are authorized to issue up to 25,000,000 shares of preferred stock, 95,200 of which are currently issued and outstanding. Our Board of Directors is authorized to provide for the issuance of the preferred stock in series, to establish or change the number of shares to be included in each series and to fix the designation, relative rights, preferences and limitations of each series, subject to such limitations as may be prescribed by law. In particular, our Board of Directors is authorized, without limitation, to determine the number of shares, the designation of the series, the dividend rate, voting rights, conversion and exchange rights, redemption provisions, liquidation rights and sinking fund provisions, all without further action by our stockholders. The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our Board of Directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to officers, directors and employees of Allstate and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by us may have the effect of rendering more difficult or discouraging an acquisition of Allstate deemed undesirable by our Board of Directors.

        We will describe the terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into our common stock or other securities in the prospectus supplement relating to the offering. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the shares of our common stock or other securities that you will receive as a holder of preferred stock would be converted or exchanged.

        The preferred stock will be fully paid and non-assessable. Unless otherwise indicated in an applicable prospectus supplement, holders of preferred stock will not have preemptive or subscription rights to acquire more of our stock. Unless otherwise indicated in an applicable prospectus supplement, the preferred stock will have preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of a liquidation, winding-up or dissolution of Allstate. Unless otherwise indicated in an applicable prospectus supplement, each series of preferred stock will rank on a parity with each other series of preferred stock.

        In addition, as described under "Description of Depositary Shares," we may, at our option, instead of offering whole individual shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share or some multiple of shares of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be stated in the prospectus supplement relating to any series of preferred stock offered through depositary shares.

        Dividends.    Holders of shares of the preferred stock of each series shall be entitled to receive, as and when declared by our Board of Directors, cash or other dividends at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on our stock books or, if applicable, the records of the depositary referred to below under "Description of Depositary Shares," on such record dates as shall be fixed by the Board of Directors.

        Dividends on any series of the preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. If our Board of Directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are noncumulative, then the holders of such series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

        Liquidation Rights.    In the event of any liquidation, dissolution or winding-up of Allstate, the holders of preferred stock will be entitled to receive out of our assets, before any distribution of assets is made to holders of common stock, liquidating distributions in the amount of the liquidation price per share, as set forth in the applicable prospectus supplement, plus all accrued and unpaid dividends. If, upon any liquidation, dissolution or winding-up of Allstate, the amounts payable with respect to the preferred stock and any other shares of our stock ranking as to any such distribution on a parity with the preferred stock are not paid in full, the holders of the preferred stock and of such other shares will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution the holders of preferred stock will not be entitled to any further participation in any distribution of assets by us. A consolidation or merger of Allstate with or into any other corporation or corporations or a sale of all or substantially all of the assets of Allstate shall not be deemed to be a liquidation, dissolution or winding-up of Allstate.

        Redemption.    The preferred stock will be redeemable at the times and at the redemption prices set forth in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, we may not purchase or redeem any of the outstanding shares of any series of preferred stock unless full cumulative dividends, if any, have been paid or declared and set apart for payment upon all outstanding shares of any series of preferred stock for all past dividend periods, and unless all of our matured obligations with respect to all sinking funds, retirement funds or purchase funds for all series of preferred stock then outstanding have been met.

        Voting Rights.    The holders of the preferred stock will have no voting rights, except:

  •
  as otherwise stated in the applicable prospectus supplement;

  •
  as otherwise stated in the certificate of designation establishing such series; and

  •
  as required by applicable law.

Provisions of Our Restated Certificate of Incorporation and Amended and Restated Bylaws that May Delay or Make More Difficult Unsolicited Acquisitions or Changes of Our Control

        Some provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws may delay or make more difficult unsolicited acquisitions or changes of our control. We believe that these provisions will enable us to develop our business in a manner that will foster long-term growth without disruption caused by the threat of a takeover not thought by our Board of Directors to be in the best interests of Allstate and its stockholders.

        Those provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of our company, although the proposals, if made, might be considered desirable by a majority of our stockholders. Those provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our Board of Directors.

        These provisions include:

  •
  our Amended and Restated Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before annual or special stockholders meetings;

  •
  special meetings of the stockholders may be called only by (i) the Secretary upon the written request of stockholders owning not less than 10% of all outstanding common stock, in accordance with the applicable requirements and procedures of the Amended and Restated Bylaws or (ii) the chairman of the Board of Directors; and

  •
  stockholders may act by written consent only if such action is taken in accordance with the applicable requirements of the Restated Certificate of Incorporation or by holders of a class or series of preferred stock, if the terms of such class or series of preferred stock expressly provide for such action by written consent.

        In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law. Generally, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" during the three years after the date the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person, who together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation's outstanding voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless it satisfies one of the following conditions:

  •
  before the stockholder became an interested stockholder, our Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon the completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers; or

  •
  the business combination is approved by our Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Limitations on Liability

        Our Restated Certificate of Incorporation limits our directors' liability to the fullest extent permitted by law. Generally, our directors will not be held liable for their actions. However, they will be held liable for:

  •
  a breach of their duty of loyalty to us or our stockholders;

  •
  acts or omissions not in good faith or in a way which involves intentional misconduct or a knowing violation of law;

  •
  payment of an improper dividend or improper repurchase of our stock; or

  •
  acting or not acting for improper personal benefit.

        Because of these limitations on liability, our stockholders may not sue one of our directors for money unless the stockholder can show the director committed one of the offenses listed above. These provisions do not affect our directors' liability under federal securities laws. Also, our directors still have a duty of care. The limitation of our directors' liability may discourage or deter stockholders or management from suing directors for a breach of their duties, even though such an action, if successful, might otherwise have benefited us or our stockholders. This limitation on our directors' liability should not affect the availability of equitable remedies such as injunctions or rescissions based upon a director's breach of his or her duty of care.

DESCRIPTION OF DEPOSITARY SHARES

        The following description of the depositary shares and the terms of the deposit agreement is a summary. It summarizes only those aspects of the depositary shares and those portions of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement is filed as an exhibit to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the deposit agreement.

        The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

        We may choose to offer fractional interests in debt securities or fractional shares of our common stock or preferred stock. If we decide to do so, we will issue fractional interests in debt securities, or fractional shares of our common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of common stock or of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.

        We will deposit the debt securities or shares of common stock or preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

        The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

        If we redeem a debt security, common stock or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever we redeem debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Common Stock or Preferred Stock

        Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as a holder of fractional interests in debt securities, common stock or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder's depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

        We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

        The deposit agreement will terminate if:

  •
  all outstanding depositary shares have been redeemed;

  •
  if applicable, the debt securities and the preferred stock represented by depository shares have been converted into or exchanged for our common stock; or

  •
  there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the common stock or preferred stock, including in connection with our liquidation, dissolution or winding-up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities, common stock or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities, common stock or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities, common stock or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

        The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities, common stock or preferred stock, as the case may be.

        Neither we nor the depositary will be liable under the deposit agreement to you other than for its gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

        The following description of the warrants and terms of the warrant agreement is a summary. It summarizes only those aspects of the warrants and those portions of the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents are filed as exhibits to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

        We may issue warrants for the purchase of our debt securities, preferred stock or common stock or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement that we will describe in the prospectus supplement relating to the warrants that we offer.

Debt Warrants

        We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

  •
  the title of the debt warrants;

  •
  the aggregate number of the debt warrants;

  •
  the price or prices at which the debt warrants will be issued;

  •
  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants and the procedures and conditions relating to the exercise of the debt warrants;

  •
  if applicable, the number of warrants issued with a specified principal amount of debt securities or with other securities, including shares of preferred stock or common stock;

  •
  the date, if any, on and after which such debt warrants and the related debt securities will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased;

  •
  the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

  •
  whether the debt securities purchasable upon exercise of such debt warrants are original issue discount debt securities, and discussion of applicable federal income tax considerations; and

  •
  any other material terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

        We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the debt warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement.

Other Warrants

        We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the number of securities purchasable upon exercise of each warrant, and the price or prices at which the warrants will be issued;

  •
  the securities, which may include preferred stock or common stock, for which the warrants are exercisable;

  •
  the procedures and conditions relating to the exercise of the warrants;

  •
  the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

  •
  the date, if any, on and after which such warrants and the related securities will be separately transferable;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  the maximum or minimum number of warrants which may be exercised at any time;

  •
  if applicable, a discussion of material United States federal income tax considerations; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

        We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the principal amount of debt securities or other securities, including shares of preferred stock or common stock, at the exercise price as shall in each case be set forth in, or be determinable as set forth in the prospectus supplement relating to the warrants offered in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business of the expiration date, unexercised warrants will become void.

        Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities or other securities, including shares of preferred stock or common stock, to be purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

        Prior to the exercise of any warrants to purchase debt securities or other securities, including shares of preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities or other securities, including shares of preferred stock or common stock purchasable upon exercise, including:

  •
  in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

  •
  in the case of warrants for the purchase of shares of preferred stock or shares of common stock, the right to vote or to receive any payments of dividends on the shares of preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specified number of shares of common stock, shares of preferred stock or other property at a future date or dates. The consideration per share of common stock or preferred stock and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

  •
  debt securities;

  •
  common stock;

  •
  preferred stock;

  •
  other stock purchase contracts;

  •
  preferred securities issued by trusts, all of whose common securities are owned by us or by one of our subsidiaries;

  •
  depositary shares representing fractional interests in debt securities or shares of common stock or preferred stock; or

  •
  preferred securities or debt obligations of third parties, including United States Treasury securities,

which may secure your obligations to purchase the common stock, preferred stock or other property under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF TRUST PREFERRED SECURITIES

        The following description of the trust preferred securities and the form of trust agreement is a summary. It summarizes only those aspects of the trust preferred securities and portions of the form of trust agreement which we believe will be most important to your decision to invest in the trust preferred securities. You should keep in mind, however, that it is the trust agreement, and not this summary, which defines your rights as a holder. There may be other provisions in the trust agreement which are also important to you. You should read the form of trust agreement itself for a full description of the terms of the preferred securities. The form of trust agreement is filed as an exhibit to the Registration Statement. See "Where You Can Find More Information" for information on how to obtain a copy of the trust agreement.

        The trust preferred securities may be issued from time to time in one or more series. The particular terms of the trust preferred securities offered by any prospectus supplement and the extent to which the general provisions described below may apply to such securities will be outlined in the applicable prospectus supplement.

        Each trust may issue, from time to time, only one series of preferred securities. The trust preferred securities will represent preferred undivided beneficial interests in the assets of the related trust. Each of the trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others. The trust agreement for each trust will be qualified as an indenture under the Trust Indenture Act. The trust preferred securities will have such terms, including distributions, redemption, voting, liquidation and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the trust agreement or made part of the trust agreement by the Trust Indenture Act, and which will mirror the terms of the subordinated debt securities held by the trust and described in the applicable prospectus supplement.

        Reference is made to the prospectus supplement relating to the preferred securities of any trust for specific terms, including:

  •
  the distinctive designation of such trust preferred securities;

  •
  the number of trust preferred securities issued by such trust;

  •
  the annual distribution rate for trust preferred securities issued by such trust and the dates upon which distributions are payable; provided, however, that distributions on such trust preferred securities are payable on a quarterly basis to holders of the trust preferred securities as of a record date in each quarter during which such trust preferred securities are outstanding;

  •
  whether distributions on trust preferred securities issued by such trust are cumulative and the dates from which distributions will be cumulative;

  •
  the amount which shall be paid out of the assets of such trust to the holders of trust preferred securities upon dissolution of the trust;

  •
  the obligation or the option of such trust to purchase or redeem trust preferred securities and the prices at which, the periods within which, and the terms upon which, trust preferred securities may be purchased or redeemed;

  •
  any voting rights of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities as a condition to specified action or amendments to the trust agreement of such trust;

  •
  the terms and conditions upon which the subordinated debt securities purchased by such trust may be distributed to holders of trust preferred securities;

  •
  whether any of the trust preferred securities will be issuable in the form of global securities;

  •
  any securities exchange upon which the trust preferred securities shall be listed; and

  •
  any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by such trust not inconsistent with its trust agreement or with applicable law.

        We will guarantee all trust preferred securities offered hereby to the extent set forth below under "Description of Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of trust preferred securities will be described in the applicable prospectus supplement.

        In connection with the issuance of trust preferred securities, each trust will issue one series of common securities having such terms including distributions, redemption, voting and liquidation rights or such restrictions as shall be set forth in its trust agreement. The terms of the common securities will be substantially similar to the terms of the trust preferred securities issued by such trust and the common securities will rank equal with, and payments will be made thereon pro rata, with the trust preferred securities except that, upon an event of default under the trust agreement, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, the common securities will carry the right to vote to appoint, remove or replace any of the trustees of a trust. Directly or indirectly, we will own all of the common securities of each trust.

Enforcement of Certain Rights by Holders of Preferred Securities

        If an event of default under the trust agreement of a trust occurs and is continuing, then the holders of trust preferred securities of such trust would rely on the enforcement by the property trustee of its rights as a holder of the applicable series of subordinated debt securities against us. In addition, the holders of a majority in liquidation amount of the trust preferred securities of such trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee to exercise the remedies available to it as a holder of the subordinated debt securities. If the property trustee fails to enforce its rights under the trust agreement, a holder of trust preferred securities of such trust may institute a legal proceeding directly against us to enforce the property trustee's rights under the applicable series of subordinated debt securities without first instituting any legal proceeding against the property trustee or any other person or entity.

        Notwithstanding, if an event of default under the applicable trust agreement has occurred and is continuing and such event is attributable to our failure to pay principal or interest on the applicable series of subordinated debt securities on the date such principal or interest is otherwise payable or in the case of redemption, on the redemption date, then a holder of trust preferred securities of such trust may directly institute a proceeding for enforcement of payment to such holder of the principal or interest on the applicable series of subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder on or after the respective due date specified in the applicable series of subordinated debt securities. In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities under the applicable trust agreement to the extent of any payment made by us to such holder of trust preferred securities in such direct action.

DESCRIPTION OF PREFERRED SECURITIES GUARANTEES

        The following description of the terms of the preferred securities guarantee is a summary. It summarizes only those portions of the preferred securities guarantee which we believe will be most important to your decision to invest in the trust preferred securities. You should keep in mind, however, that it is the preferred securities guarantee, and not this summary, which defines your rights. There may be other provisions in the preferred securities guarantee which are also important to you. You should read the preferred securities guarantee itself for a full description of its terms. The preferred securities guarantee is filed as an exhibit to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the preferred securities guarantee. When we refer in this summary to trust preferred securities, we mean the trust preferred securities issued by a trust to which the preferred securities guarantee relates.

        At the same time as the issuance by a trust of its preferred securities, we will execute and deliver a preferred securities guarantee for your benefit, as a holder of the trust preferred securities. Each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. U.S. Bank National Association will act as the independent preferred guarantee trustee under each preferred securities guarantee for purposes of compliance with the Trust Indenture Act. The terms of each preferred securities guarantee will be those set forth in such preferred securities guarantee. Each preferred securities guarantee will be held by the preferred guarantee trustee for the benefit of the holders of the trust preferred securities of the applicable trust.

General

        Pursuant to each preferred securities guarantee, we will agree to pay in full on a subordinated basis, to the holders of the trust preferred securities issued by a trust, the following guarantee payments, except to the extent paid by such trust, as and when due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert. The following payments with respect to trust preferred securities, to the extent not paid by such trust, will be subject to the preferred securities guarantee:

  •
  any accrued and unpaid distributions which are required to be paid on such trust preferred securities, to the extent such trust has funds available;

  •
  the redemption price set forth in the applicable prospectus supplement, which will not be lower than the liquidation amount, and all accrued and unpaid distributions, to the extent such trust has funds available therefor with respect to any trust preferred securities called for redemption by such trust; and

  •
  upon dissolution, winding-up or termination of such trust other than in connection with the distribution of subordinated debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities, the lesser of (1) the aggregate of the liquidation amount and all accrued and unpaid distributions on such trust preferred securities to the date of payment, to the extent such trust has funds available and (2) the amount of assets of such trust remaining available for distribution to holders of such trust preferred securities in liquidation of such trust.

        Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

        The preferred securities guarantees will be guarantees on a subordinated basis of the related trust obligations under the preferred securities, but will apply only to the extent that the related trust has funds sufficient to make the payments. The preferred securities guarantees will constitute a guarantee of payment and not of collection. If we do not make interest payments on the corresponding subordinated debt securities held by the trust, we expect that the trust will not pay distributions on the preferred securities and will not have funds legally available for those payments.

        The preferred securities guarantee, when taken together with our obligations under the subordinated debt securities, the Subordinated Indenture and the trust agreement, including our obligations to pay costs, expenses, debts and liabilities of such trust other than with respect to the trust securities, will provide a full and unconditional guarantee on a subordinated basis by us of payments due on the trust preferred securities.

        We have also agreed separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities (our common securities guarantee) to the same extent as the preferred securities guarantee, except that upon an event of default under the Subordinated Indenture, holders of trust preferred securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Status of the Preferred Securities Guarantees

        Unless otherwise indicated in an applicable prospectus supplement, the preferred securities guarantees will constitute our unsecured obligations and will rank:

  •
  subordinate and junior in right of payment to all our other liabilities;

  •
  equal with the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference stock of any of our affiliates; and

  •
  senior to common stock.

        The terms of the trust preferred securities provide that each holder agrees to the subordination provisions and other terms of the preferred securities guarantee.

        The preferred securities guarantees will constitute a guarantee of payment and not of collection; that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

Certain Covenants of Allstate

        In each preferred securities guarantee, we will covenant that, so long as any trust preferred securities issued by the applicable trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such preferred securities guarantee or the trust agreement of such trust, then, unless otherwise set forth in an applicable prospectus supplement, we shall not:

  •
  declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our capital stock;

  •
  make any guarantee payments with respect to any of our capital stock; or

  •
  make any payment of principal, interest, or premium on or repay, repurchase or redeem any debt securities (including guarantees) that rank equal with or junior to such subordinated debt securities.

        However, in such circumstances we may:

  •
  declare and pay dividends on, or make distributions with respect to, our capital stock payable in our common stock;

  •
  redeem or repurchase any rights, declare a dividend of any rights, or issue any security under any rights plan then in effect;

  •
  purchase or acquire shares of common stock in order to satisfy our obligations under any employee benefit plan;

  •
  carry out any reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock; and

  •
  purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

Modification of the Preferred Securities Guarantees; Assignment

        Each preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities issued by the applicable trust except with respect to any changes which do not adversely affect the rights of holders of trust preferred securities in which case no vote will be required. The manner of obtaining any such approval of holders of such trust preferred securities will be as set forth in the applicable prospectus supplement. All guarantees and agreements contained in a preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust preferred securities of the applicable trust then outstanding.

Termination

        Each preferred securities guarantee will terminate as to the trust preferred securities issued by the applicable trust:

  •
  upon full payment of the redemption price of all trust preferred securities of such trust;

  •
  upon distribution of the subordinated debt securities held by such trust to the holders of the trust preferred securities of such trust; or

  •
  upon full payment of the amounts payable in accordance with the trust agreement of such trust upon liquidation of such trust.

        Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under such trust preferred securities or such preferred securities guarantee.

        The subordination provisions of the subordinated debt securities provide that in the event payment is made on the subordinated debt securities or the preferred securities guarantee in contravention of such provisions, such payments shall be paid over to the holders of senior indebtedness.

Events of Default

        An event of default under a preferred securities guarantee will occur upon our failure to perform any of our obligations thereunder.

        The holders of a majority in liquidation amount of the trust preferred securities relating to such preferred securities guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the preferred guarantee trustee under such trust preferred securities. If the preferred guarantee trustee fails to enforce such preferred securities guarantee, any holder of trust preferred securities relating to such guarantee may institute a legal proceeding directly against us to enforce the preferred guarantee trustee's rights under such guarantee, without first instituting a legal proceeding against the relevant trust, the guarantee or any other person or entity. Notwithstanding, if we fail to make a guarantee payment, a holder of trust preferred securities may directly institute a proceeding against us for enforcement of the preferred securities guarantee for such payment. We waive any right or remedy to require that any action be brought first against such trust or any other person or entity before proceeding directly against us.

Information Concerning the Preferred Guarantee Trustee

        The preferred guarantee trustee, before the occurrence of a default with respect to a preferred securities guarantee, undertakes to perform only such duties as are specifically set forth in such preferred securities guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The preferred guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred.

Governing Law

        The preferred securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

PLAN OF DISTRIBUTION

        We may sell any series of debt securities, common stock, preferred stock, depository shares, warrants, stock purchase contracts and stock purchase units and the trusts may sell the trust preferred securities being offered directly to one or more purchasers, through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The distribution of the securities may be effected from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prospectus supplement will set forth the terms of the offering, including the names of any underwriters, dealers or agents, the purchase price of such securities and the proceeds to us and/or a trust from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price and any discounts or concessions allowed or paid to dealers or any securities exchange on which such securities may be listed. Any initial public offering price, discounts or concessions allowed or paid to dealers may be changed from time to time.

        Any discounts, concessions or commissions received by underwriters or agents and any profits on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        We, along with the trusts, may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the trusts, as applicable, or borrowed from us or the trusts, as applicable, or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the trusts, as applicable, in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

        We, along with the trusts, may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as agents for us or one of the trusts. Any remarketing firm will be identified and the terms of its agreement, if any, with us or one of the trusts, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

        We may authorize underwriters, dealers or other persons acting as agents for us or one of the trusts to solicit offers by certain institutions to purchase securities from us or one of the trusts, pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us or one of the trusts. The obligations of any purchaser under any such contract will be subject to the conditions that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

        In connection with the offering of securities, we or any trust, may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we or any trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

        The securities may be a new issue of securities that have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.

        We and the trusts may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

        We and the trusts have filed a registration statement on Form S-3 with the Securities and Exchange Commission to register the securities covered by this prospectus. This prospectus forms a part of that registration statement and does not contain all of the information in the registration statement or the exhibits to the registration statement.

        We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may review a copy of those reports, statements or other information at the Securities and Exchange Commission's public reference room, which is located at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC's public reference room. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room.

        These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet site maintained by the Securities and Exchange Commission at "http://www.sec.gov." Reports, proxy statements and other information concerning us may also be inspected at the offices of the New York Stock Exchange at 11 Wall Street, New York, New York 10005.

        We have not included any separate financial statements for the trusts. They were omitted because the trusts are our wholly owned subsidiaries, with no independent operations and we guarantee the fee obligations relating to the trust securities.

        The Securities and Exchange Commission allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus. Any statement made in this prospectus or a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission (File No. 001-11840). These documents contain important business and financial information about us that is not included in or delivered with this prospectus.

THE ALLSTATE CORPORATION FILINGS

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 26, 2018, and the portions of our Proxy Statement, filed on March 28, 2018, for our 2018 Annual Meeting of Stockholders incorporated by reference into our Annual Report;

  •
  Current Reports on Form 8-K dated January 3, 2018, March 26, 2018, and April 13, 2018, filed on January 4, 2018, March 29, 2018, and April 13, 2018; and

  •
  The description of our common stock contained in Item 8.01 of our Current Report on Form 8-K, filed on May 23, 2012.

        We are also incorporating by reference all other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering.

        You can request a free copy of any or all of these documents, other than the exhibits to those documents, unless those exhibits are specifically incorporated by reference into these documents, by writing to: Investor Relations, The Allstate Corporation, 2775 Sanders Road, Northbrook, Illinois 60062-7127, or calling: (800) 416-8803.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we incorporate by reference contain "forward-looking statements" that anticipate results based on management's estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

        These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like "plans," "expects," "will," "anticipates," "estimates," "intends," "believes," "likely" and other words with similar meanings. These statements may address, among other things, our strategy for growth, product development, regulatory approvals, market position, expenses, financial results and reserves. Management believes that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. In addition to the normal risks of business, we are subject to significant risks and uncertainties which are described in our filings with the Securities and Exchange Commission referred to above in "Where You Can Find More Information," including those identified under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017, and as may be described in our subsequent filings.

 LEGAL OPINIONS

        The validity of the securities offered hereby will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York, counsel for Allstate, and certain matters of Delaware law relating to the validity of the trust preferred securities of Allstate Financing VII, VIII, IX and X will be passed upon for the trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel for the trusts.

EXPERTS

        The consolidated financial statements and the related financial statement schedules, incorporated in this Prospectus by reference from The Allstate Corporation's Annual Report on Form 10-K, and the effectiveness of The Allstate Corporation's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ERISA MATTERS

        The following is a summary of certain considerations associated with the purchase, holding and, to the extent relevant, disposition of the securities to be offered under this prospectus by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan described in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), including an individual retirement account ("IRA") or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code ("Similar Laws") and any entity ("Plan Asset Entity") whose underlying assets include "plan assets," as determined pursuant to Section 2510.3-101 of the regulations of the U.S. Department of Labor, as modified by Section 3(42) of ERISA, by reason of any such employee benefit or retirement plan's investment in such entity (each of which we refer to as a "Plan"). Any fiduciary or other Plan investor considering whether to purchase the securities with "plan assets" should determine whether such purchase is consistent with its fiduciary duties and whether such purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code. We and certain of our affiliates may each be considered a Party in Interest (as defined below) with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if the offered securities are acquired by a pension or other employee benefit plan with respect to which we or any of our affiliates is a service provider (or otherwise is a Party in Interest), unless such offered securities are acquired pursuant to an exemption for transactions effected on behalf of such plan, as described further below under "Prohibited Transaction Issues."

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan with its fiduciaries or others who are a Party in Interest. In general, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to similar prohibitions under Similar Laws.

        In considering the purchase, holding and, to the extent relevant, disposition of the securities to be offered under this prospectus with a portion of the assets of a Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA prohibits ERISA Plans from engaging in specified transactions involving "plan assets" with persons or entities who are "parties in interest," within the meaning of Section 3(14) of ERISA, and Section 4975 of the Code imposes an excise tax on certain "disqualified persons," within the meaning of Section 4975 of the Code ("parties in interest" and "disqualified persons" each referred to herein as a "Party in Interest"), who engage in similar transactions, in each case unless an exemption is available. A Party in Interest who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.

        We or the underwriters may each be a Party in Interest with respect to ERISA Plans and the purchase and/or holding of any of the securities to be offered hereby by an ERISA Plan with respect to which the issuer, the underwriters or a guarantor (or certain of our or their affiliates) is considered a Party in Interest may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the purchase and holding of the securities. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the "service provider exemption," from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between an ERISA Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any ERISA Plan involved in the transaction) solely by reason of providing services to the Plan or by relationship to a service provider, provided that the ERISA Plan receives no less, nor pays no more, than adequate consideration. There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that the securities are acquired by a purchaser, or thereafter, if the facts relied upon for utilizing a prohibited transaction exemption change. In any event, each purchaser or holder of a security to be offered under this prospectus or any interest therein will be deemed to have represented by its purchase and holding thereof that either (i) it is not a Plan or acting on behalf of a Plan or acquiring the security with "plan assets" or (ii) the acquisition and holding of the security is exempt pursuant to one or more foregoing prohibited transaction exemptions issued by the Department of Labor or another applicable statutory or administrative exemption.

        Moreover, because the purchase and/or holding of the securities may be deemed to be an indirect extension of credit between an investor and Allstate, no security may be purchased or held by any Plan if we or any of our affiliates (i) has investment or administrative discretion with respect to the "plan assets" used to effect such purchase or (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to such "plan assets," for a fee and pursuant to an agreement or understanding that such advice (x) will serve as a primary basis for investment decisions with respect to such "plan assets," and (y) will be based on the particular investment needs of such Plan.

        Because of the foregoing, the securities to be offered under this prospectus should not be acquired or held by any person investing "plan assets" of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws for which there is no applicable statutory, regulatory or administrative exemption.

Representation

        Each purchaser and holder of a security to be offered under this prospectus will be deemed to have represented and warranted that either (i) it is not a Plan, and no portion of the assets used to acquire or hold the security constitutes assets of any Plan or (ii) the purchase and holding of a security offered under this prospectus will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws for which there is no applicable statutory, regulatory or administrative exemption.

        In addition, each purchaser and holder of a security to be offered under this prospectus that is an ERISA Plan or Plan Asset Entity (each referred to, for purposes of the representation directly below, as a "Benefit Plan Investor") or a fiduciary purchasing or holding a security offered under this prospectus on behalf of a Benefit Plan Investor (an "ERISA Plan Fiduciary") will be deemed to have represented by its acquisition of a security that:

        (1)   neither we nor the underwriters has provided or will provide advice with respect to the acquisition of a security by a Benefit Plan Investor, other than to the ERISA Plan Fiduciary that is independent of us and the underwriter, and the ERISA Plan Fiduciary either: (a) is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the "Advisers Act"), or similar institution that is regulated and supervised and subject to periodic examination by a State or Federal agency; (b) is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a Benefit Plan Investor; (c) is an investment adviser registered under the Advisers Act, or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business; (d) is a broker-dealer registered under the Securities Exchange Act of 1934, as amended; or (e) has, at the time that the security is purchased, and at all times that the Benefit Plan Investor is holding the security, total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (e) shall not be satisfied if the ERISA Plan Fiduciary is a participant or beneficiary of the Benefit Plan Investor investing in a security in such capacity);

        (2)   the ERISA Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the Benefit Plan Investor of a security to be offered under this prospectus;

        (3)   the ERISA Plan Fiduciary is a "fiduciary" with respect to the Benefit Plan Investor within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Benefit Plan Investor's acquisition of a security to be offered under this prospectus;

        (4)   neither we nor the underwriters has exercised any authority to cause the Benefit Plan Investor to invest in a security to be offered under this prospectus or to negotiate the terms of the Benefit Plan Investor's investment in a security; and

        (5)   the ERISA Plan Fiduciary has been informed by us or the underwriter: (a) that neither we nor the underwriter is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that neither we nor the underwriter has given investment advice or otherwise made a recommendation, in connection with the Benefit Plan Investor's acquisition of a security to be offered under this prospectus; and (b) of the existence and nature of our or the underwriter's financial interests in the Benefit Plan Investor's acquisition of a security to be offered under this prospectus.

        The above representations are intended to comply with the DOL's Reg. Sections 29 C.F.R. 2510.3-21(a) (the "Investment Advice Fiduciary Rule") and (c)(1) (the "Independent Fiduciary Exception", and together with the Investment Advice Fiduciary Rule, the "DOL Fiduciary Rule") as promulgated on April 8, 2016 (81 Fed. Reg. 20,997). In the event the DOL Fiduciary Rule is vacated, repealed or no longer effective, these representations shall be deemed to be no longer in effect.

        Neither we nor the underwriter is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of any security by any Benefit Plan Investor.

        On March 15, 2018, the U.S. Court of Appeals for the Fifth Circuit vacated the DOL Fiduciary Rule and related prohibited transaction exemptions. See Chamber of Commerce v. U.S. Department of Labor, No. 17-10238, 2018 WL 1325019 (5th Cir. Mar. 15, 2018). In a 2:1 decision, the court held that the DOL Fiduciary Rule was unreasonable, that the United States Department of Labor lacked statutory authority to promulgate it, and that the United States Department of Labor overreached its statutory authority by doing so. Further, the court held that the DOL Fiduciary Rule and the related exemptions were arbitrary, capricious and unlawful under the Administrative Procedures Act, and vacated the DOL Fiduciary Rule and the related exemptions (or certain conditions of the exemptions that were amended in connection with the DOL Fiduciary Rule) in their entirety. The Fifth Circuit's judgment is scheduled to take effect on May 7, 2018. It is possible that the United States Department of Labor could appeal the judgment, or could modify the DOL Fiduciary Rule and the exemptions in a manner that would comply with ERISA and other applicable law. However, we cannot predict whether an appeal will be taken or modifications made to the DOL Fiduciary Rule will comply with ERISA or applicable law.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the security on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the security. The acquisition, holding and, to the extent relevant, disposition of the securities to be offered under this prospectus by or to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular plan, or that such an investment is appropriate for Plans generally or any particular Plan.

The Allstate Corporation

46,000,000 Depositary Shares
Each representing a 1/1,000th Interest in a Share of Fixed Rate
Noncumulative Perpetual Preferred Stock, Series H

PROSPECTUS SUPPLEMENT

August 1, 2019

Joint Book-Runners

BofA Merrill Lynch
Morgan Stanley
UBS Investment Bank
Wells Fargo Securities
J.P. Morgan

Co-Managers

Barclays
Citigroup
Goldman Sachs & Co. LLC
Raymond James
US Bancorp